                                                                    Exhibit 10.2


                           LOGITECH INTERNATIONAL SA,

                          Les Chatagnis, 1143 Apples,

                                 as "Borrower"


                                      and


                                 CREDIT SUISSE,

                          Paradeplatz 8, 8001 Zurich,

                      acting through its Lausanne branch,

                      as "Agent", "Security Agent", "CS",

                                      and

                          BANQUE CANTONALE VAUDOISE,

                     pl. Saint-Francois 14, 1003 Lausanne,

                                   as "BCV",

                         together with CS as "Lenders"



--------------------------------------------------------------------------------

               USD 90 MIO SENIOR MULTI-CURRENCY BULLET TERM LOAN
                                CREDIT FACILITY

--------------------------------------------------------------------------------



                    --------------------------------------

                            PESTALOZZI GMUER & PATRY
                                ATTORNEYS AT LAW

                    --------------------------------------

                               TABLE OF CONTENTS

1.     DEFINITIONS AND INTERPRETATION......................................................................6
--     ------------------------------
       1.1    Definitions..................................................................................6
       ---    -----------
       1.2    Interpretation..............................................................................15
       ---    --------------
2.     FACILITY...........................................................................................16
--     --------
       2.1    Maximum Facility Amount.....................................................................16
       ---    -----------------------
       2.2    Purpose of the Facility.....................................................................16
       ---    -----------------------
       2.3    Respective Commitments / Several Obligations................................................16
       ---    --------------------------------------------
3.     DRAWINGS...........................................................................................17
--     --------
       3.1    Commitment Period / Initial Draw Down Period / Automatic Cancellation.......................17
       ---    ---------------------------------------------------------------------
       3.2    Form of Drawings............................................................................18
       ---    ----------------
       3.3    Multi-Currency Facility.....................................................................18
       ---    -----------------------
       3.4    Minimum Amount of Advances..................................................................18
       ---    --------------------------
       3.5    Draw Down Notices and Confirmation..........................................................18
       ---    ----------------------------------
4.     CONDITIONS PRECEDENT...............................................................................19
--     --------------------
       4.1    General Conditions to First Drawing.........................................................19
       ---    -----------------------------------
       4.2    Conditions Precedent to each Drawing........................................................21
       ---    ------------------------------------
5.     SECURITY...........................................................................................22
--     --------
       5.1    Granting of Security Interests..............................................................22
       ---    ------------------------------
       5.2    Exchange of Collateral......................................................................22
       ---    ----------------------
6.     REPAYMENT..........................................................................................22
--     ---------
       6.1    Final Repayment.............................................................................22
       ---    ---------------
       6.2    Mandatory Early Repayments..................................................................22
       ---    --------------------------
       6.3    Currency of Repayments......................................................................23
       ---    ----------------------
7.     PREPAYMENTS........................................................................................23
--     -----------
       7.1    Voluntary Prepayments.......................................................................23
       ---    ---------------------
       7.2    Reduction or Cancellation of Commitment by Prepayments......................................23
       ---    ------------------------------------------------------
       7.3    Interest on Prepayments.....................................................................24
       ---    -----------------------
       7.4    Irrevocability..............................................................................24
       ---    --------------
       7.5    Breakage Costs..............................................................................24
       ---    --------------
8.     INTEREST PERIODS...................................................................................24
--     ----------------
       8.1    Duration....................................................................................24
       ---    --------
       8.2    Extensions..................................................................................24
       ---    ----------
       8.3    Calendar Days...............................................................................24
       ---    -------------
       8.4    Coincidence with the Repayment Date.........................................................24
       ---    -----------------------------------
       8.5    Other Adjustments...........................................................................25
       ---    -----------------
9.     CALCULATION OF INTEREST............................................................................25
--     -----------------------
       9.1    Applicable Interest Rates...................................................................25
       ---    -------------------------
       9.2    Due Dates...................................................................................25
       ---    ---------
       9.3    Calculation of Interest.....................................................................25
       ---    -----------------------
       9.4    Interest on Overdue Amounts.................................................................25
       ---    ---------------------------

       9.5    Certification...............................................................................25
       ---    -------------
10.    REPRESENTATIONS AND WARRANTIES.....................................................................26
---    ------------------------------
       10.1   Representations and Warranties of the Borrower..............................................26
       ----   ----------------------------------------------
       10.2   Repetition..................................................................................30
       ----   ----------
11.    COVENANTS OF THE BORROWER..........................................................................30
---    -------------------------
       11.1   Covenants of the Borrower...................................................................30
       ----   -------------------------
       11.2   Right of First Refusal in Favor of Credit Suisse First Boston...............................33
       ----   -------------------------------------------------------------
12.    EVENTS OF DEFAULT AND TERMINATION..................................................................33
---    ---------------------------------
       12.1   Events of Default...........................................................................33
       ----   -----------------
       12.2   Notification / Cure Period..................................................................35
       ----   --------------------------
       12.3   Termination.................................................................................35
       ----   -----------
       12.4   Default Indemnity...........................................................................35
       ----   -----------------
       12.5   Right of Setoff of Lenders..................................................................35
       ----   --------------------------
13.    PAYMENT MODALITIES.................................................................................36
---    ------------------
       13.1   Agent's Account.............................................................................36
       ----   ---------------
       13.2   Set-off and Taxes...........................................................................36
       ----   -----------------
       13.3   Extensions..................................................................................36
       ----   ----------
       13.4   Application and Distribution of Payments....................................................36
       ----   ----------------------------------------
       13.5   Sharing of Payments.........................................................................37
       ----   -------------------
14.    AGENT / SECURITY AGENT.............................................................................37
---    ----------------------
       14.1   Appointment of Agent........................................................................37
       ----   --------------------
       14.2   Responsibility of Agent.....................................................................38
       ----   -----------------------
       14.3   Covenant to Reimburse.......................................................................39
       ----   ---------------------
       14.4   Appointment of Security Agent...............................................................39
       ----   -----------------------------
       14.5   Instructions to the Borrower................................................................40
       ----   ----------------------------
15.    COSTS AND EXPENSES.................................................................................40
---    ------------------
       15.1   Initial Fees and Expenses...................................................................40
       ----   -------------------------
       15.2   Amendment and Enforcement Expenses..........................................................40
       ----   ----------------------------------
       15.3   Other Expenses..............................................................................40
       ----   --------------
       15.4   Increased Costs.............................................................................41
       ----   ---------------
16.    BENEFIT OF AGREEMENT; ASSIGNMENTS..................................................................41
---    ---------------------------------
       16.1   Benefit of Agreement........................................................................41
       ----   --------------------
       16.2   Assignment by Borrower......................................................................41
       ----   ----------------------
       16.3   Other Assignments by the Borrower...........................................................43
       ----   ---------------------------------
       16.4   Assignment of Lenders.......................................................................43
       ----   ---------------------
17.    ILLEGALITY.........................................................................................43
---    ----------
18.    DISCLOSURE OF INFORMATION..........................................................................43
---    -------------------------
19.    MISCELLANEOUS......................................................................................44
---    -------------
       19.1   No Waiver...................................................................................44
       ----   ---------
       19.2   Illegal Provision...........................................................................44
       ----   -----------------
20.    NOTICES............................................................................................44
---    -------
       20.1   Receipt of Notices..........................................................................44
       ----   ------------------
       20.2   Addresses...................................................................................45
       ----   ---------

21.    LAW AND JURISDICTION...............................................................................46
---    --------------------
       21.1   Governing Law...............................................................................46
       ----   -------------
       21.2   Submission to Court.........................................................................46
       ----   -------------------
22.    ORIGINALS..........................................................................................46
---    ---------
LIST OF ANNEXES...........................................................................................49
---------------
ANNEX 1 FORM OF DRAW DOWN NOTICE..........................................................................50
--------------------------------
ANNEX 2 DRAFT SECURITY AGREEMENT..........................................................................52
--------------------------------
ANNEX 3 EXISTING INDEBTEDNESS.............................................................................53
-----------------------------
EXISTING INDEBTNESS OF THE LOGITECH GROUP.................................................................53
------------------------------------------
     Working Capital Credit limits........................................................................53
     -----------------------------
SUZHOU LOGITECH ELECTRONIC CHINA   ABC USD   USD   3,000,000..............................................53
--------------------------------   -------------------------
USD   USD 10,000,000......................................................................................53
---  --------------
CNY  4,000,000 8.2768 USD  483,000........................................................................53
---  -----------------------------
ANNEX 4 LIST OF CERTAIN SUBSIDIARIES OF BORROWER..........................................................54
------------------------------------------------
NAME 54
----
MNEMONIC..................................................................................................54
--------
COUNTRY...................................................................................................54
-------
ACTIVITY..................................................................................................54
--------
OWNERSHIP (DIRECT/INDIRECT)...............................................................................54
---------------------------
ANNEX 5 LITIGATION........................................................................................55
------------------
ANNEX 6 PRO FORMA GUARANTEE OF LOGITECH INTERNATIONAL SA..................................................56
--------------------------------------------------------

THIS AGREEMENT is made the 5/th/ day of March 2001

BETWEEN

(1) LOGITECH INTERNATIONAL SA, a limited liability company organized and incorporated under the laws of Switzerland, with a share capital, as of 31 January 2001, of CHF 42,858,530.-- divided into 4,285,853 issued and fully paid-in registered shares with a nominal value of CHF 10.-- each, whose seat is in Apples, Switzerland (the "Borrower"),

and

(2) CREDIT SUISSE, a bank licensed under the laws of Switzerland, having its seat in Zurich, Switzerland, acting through its Lausanne branch ("CS", the "Agent" and/or the "Security Agent", as the case may be),


and

(3) BANQUE CANTONALE VAUDOISE, a bank licensed under the laws of Switzerland, having its seat in Lausanne and its domicile at pl. Saint-Francois 14, 1003 Lausanne, Switzerland, ("BCV", together with CS, collectively, referred to as the "Lenders").


RECITALS


(A) The borrower intends to indirectly acquire the entire issued share capital of Labtec inc., a company organized under the laws of Massachusetts, U.S.A. ("Labtec").

(B) For this purpose, the Borrower, the Californian Subsidiary and Thunder Acquisition Corp., a Massachusetts corporation and direct wholly-owned subsidiary of the Californian Subsidiary ("Merger Sub"), on the one side, and Labtec, on the other side, entered into an agreement and plan of merger dated February 7, 2001 (the "Merger Agreement"), in which the Californian Subsidiary and Merger Sub undertook: -

    a) to commence a public tender offer, in which Merger Sub will have to offer to the shareholders of Labtec to purchase the entire outstanding stock of Labtec for (i) a cash consideration of USD 11 (the "Cash Consideration") and (ii) a fractionate of one Parent ADS (as defined in the Merger Agreement) per one Labtec share (the "Offer");

    B) to merge, upon successful completion of the Offer pursuant to the conditions to be included therein, Merger Sub with and into Labtec with labtec being the surviving company (the "Merger"), in the course of which Merger the remaining shareholders of Labtec will receive the Cash Consideration and a fractionate of one Parent ADS, as defined in the Merger Agreement, in exchange for each Labtec Share they hold,

      (the Offer and the Merger together hereinafter the "Transaction").

(C) As a consequence of the successful Offer and the subsequent Merger, the entirety of the issued shares of Labtec will be held by the Californian Subsidiary.

(D) The Borrower desires to borrow funds from the Lenders to, primarily, finance the aggregate amount of the Cash Considerations.

(E) The Lenders are prepared to finance such acquisition in the form of a secured bridge loan until such loan will be repaid with the proceeds of the envisaged capital market transaction to be executed by a Group Company.

(F) The Borrower is willing to pledge the entirety of the shares of the Californian Subsidiary to the Security Agent on behalf and for the account of the Lenders as security for the obligations and liabilities of the Borrower under the Finance Documents and the Lenders are, subject to the terms of a separate Security Agreement, willing to accept such security.

(G) The Security Agent may, in a later stage, following the completion of the Transaction, and under certain conditions to be determined by the Security Agent, be willing to exchange the shares of the Californian Subsidiary against the shares of Labtec.


NOW IT IS HEREBY AGREED as follows:-


1.  DEFINITIONS AND INTERPRETATION

1.1 Definitions

    The terms in bold writing below and used in capitalized form in this Agreement shall, unless the context otherwise requires or unless defined elsewhere in this Agreement, have the meanings ascribed to such terms below:

    Acquisition Documents   means the Merger Agreement, including all annexes
                            and exhibits thereto;

    Advance means any advance made available to the borrower under this Agreement for a fixed duration of one, three, or six months;

    Agent means Credit Suisse or any of its successors in their function as agent to the Lenders under the

                                 Finance Documents;

Aggregate Cash Consideration     means the aggregate of all Cash Considerations
                                 to be paid by the Californian Subsidiary and/or
                                 Merger Sub to the shareholders of Labtec in completion of the Offer and the Merger pursuant to the Merger Agreement;

Agreement                        means this senior multi-currency bullet term
                                 loan credit facility agreement;

Assignment Notice                has the meaning set forth in Clause 16.2;

Assistant Treasurer              means Mr. Philippe du Pasquier;

Authorized Person                means the following officers and/or employees
                                 of the Borrower and/or the Group Companies: (i)
                                 Borrower's Chief Financial Officer, (ii)
                                 Borrower's Chief Executive Officer, (iii) other
                                 Members of the Board of the Borrower and (iv)
                                 Authorized Signatories;

Authorized Signatories           has the meaning ascribed to such term in Clause
                                 4.1(b);

BCV                              means Banque Cantonale Vaudoise;

Board of Directors               means, unless the context otherwise requires or
                                 indicates, the board of directors of Logitech
                                 International SA, i.e., the Borrower,
                                 corresponding for Swiss law purposes with the German term "Verwaltungsrat";

Borrower means Logitech International S.A., and any of its assigns and successors;

Borrower's Account(s)            means in relation to the Borrower the account
                                 no 0425-157763-1 held in the name of the Borrower at Credit Suisse, Lausanne;

Borrower Group                   means the Borrower together with all Group
                                 Companies;

Business Day                     means a day other than a Saturday or a Sunday
                                 on which banks are generally open for business in Zurich and Lausanne;

bps is an abbreviation of the term basis point which means one hundredth (1/100) of one percent;

Californian Shares               means the shares representing the entire issued
                                 share capital of the Californian Subsidiary;

Californian Subsidiary           means Logitech Inc., a company organized and
                                 incorporated under the laws of California and direct wholly-owned subsidiary of the Borrower, whose registered offices are at 6505 Kaiser
                                 Drive, Fremont, CA 94555, U.S.A.;

Capital Market Transaction       means any transaction suitable to raise funds
                                 from a multitude of investors through issuance of convertible bonds, notes, other debt instruments, shares or other equity instruments;

Cash Consideration               means the cash consideration that each
                                 shareholder of Labtec will receive for one share of Labtec in the amount of USD 11.-- in the context of the Transaction;

Chief Executive Officer          means Mr. Guerrino de Luca;

Chief Financial Officer          means Mrs. Kristen Onken;

Collateral                       means the Californian Shares as specified in
                                 Clause 5 or, if and when exchanged against the Californian Shares in accordance with the Security Agreement, the Labtec Shares, over which a security interest shall or will be created by the Borrower or the Californian
                                 Subsidiary, as the case may be, in favor of the Security Agent on behalf and for the account of the Lenders in accordance with the terms and conditions of the Finance Documents;

Commitment                       shall have the meaning ascribed to such term in
                                 Clause 2.1;

Commitment Period                means, subject to an earlier repayment and
                                 termination of this Agreement under Clause 6 or 7, the period commencing on the Effective Date of this Agreement and ending on the Final
                                 Maturity Date;

CC or Civil Code or              means, the Swiss federal Civil Code
Swiss Civil Code                 ("Schweizerisches Zivilgesetzbuch") dated 10
                                 December 1907, as amended from time to time, carrying the official designation SR 210;


CO or Code of Obligations        means the Swiss federal Code of Obligations
or Swiss Code of Obligations     ("Bundesgesetz vom 30. Marz 1911 betreffed die
                                 Erganzung des Schweizerischen
                                 Zivilgesetzbuches") dated 30 March 1911, as amended from time to time carrying the official designation

                                 SR 220;

Confirmation                     shall have the meaning ascribed to such term in
                                 Clause 3.5 below;

Cure Period                      shall have the meaning ascribed to such term in
                                 Clause 12.2 below;

Draw Down Date                   means the date upon which an Advance shall be
                                 made available to the Borrower according to the Confirmation;

Draw Down Notice                 means a notice from the Borrower to the Agent
                                 of the Borrower's intention to receive an Advance hereunder substantially in the form as set forth in Annex 1;

Drawing means any form of funds paid out, wired, transferred, guaranteed or in any other way made available to the Borrower by the Lenders under this Agreement;

Effective Date                   means the date on which all Conditions
                                 Precedent for requesting a Drawing by the Borrower are fulfilled or waived by the Agent on behalf of the Lenders pursuant to Clause 4, however, not earlier than 1 March 2001 and not later than 31 March 2001 (including such day);

Event of Default                 means any of those events specified in Clause
                                 12.1;

Existing Indebtedness            means any credit -, factoring -, lease
                                 agreement and/or other Indebtedness as set forth in Annex 3;

Facility means the senior multi-currency bullet term loan facility (bridge loan) made available to the Borrower by the Lenders under the terms and conditions of this Agreement;

Final Maturity Date              means 12 months after the Effective Date, or in
                                 case such day would not be a Business Day, the last Business Day prior to such day, but not later than 31 March 2002;

Finance Documents                means this Agreement together with the Security
                                 Agreement and all annexes and exhibits thereto as well as any documents and certificates to be executed by the Parties from time to time; ;



Finance Party/(-ies)             means one or more of the parties to the Finance
                                 Documents;

Group                            means the Borrower and all its subsidiaries;

Group Company(-ies)              means the subsidiaries of the Borrower listed
                                 in Annex 4, including but not limited to the Californian Subsidiary and Merger Sub;

Indebtedness                     means any obligation (whether incurred as
                                 principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

Initial Draw Down Period         means the period starting on the Effective Date
                                 and expiring on the 30. (thirtiest) day
                                 thereafter;

Insolvency Event                 means the occurrence of any of the following
                                 events:

                                 (a) the directors, board members and/or
                                 shareholders, as applicable, of the Borrower or one or more of the Group Companies

                                     (i) pass a resolution to commence a
                                     voluntary action for the winding-up of the Borrower or a Group Company under any applicable corporate (for Swiss law purposes, such event may, inter alia, be construed as, e.g., the resolution of the board of directors to convene a shareholders meeting in relation to art. 736 al. 2 CO), bankruptcy, insolvency or other similar law, (except for the purposes of a reconstruction or an amalgamation the terms of which have been previously been approved in writing by the Agent), or


                                     (ii) pass a resolution to file for an
                                     application for the appointment of, or
                                     taking possession of the Borrower, a Group
                                     Company or of any substantial part of the Borrower's, or a Group Companies' assets by, a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) (for Swiss law purposes, such event may, inter alia, be construed as, e.g. the resolution of the board of directors to file an application for deferment of payment
                                     ("Nachlassstundungsgesuch")
                                     pursuant to art. 293 et seq. SchKG), or


                                     (iii) pass a resolution to propose to its creditors to enter into negotiations for the agreement to a general or partial assignment of any substantial part of the Borrower's, or a Group Company's assets for the benefit of creditors (for Swiss law purposes, such event may, inter alia, be construed as, e.g., the resolution of the board of directors to propose to enter into negotiations for an "aussergerichtliche Nachlassvertrag"), or

                                 (b) the Borrower or one or more Group Companies is unable to fully pay its undisputed debts as they become due; or

                                 (c) the Borrower's or a Group Company's
                                 directors, shareholders and/or auditors passing a resolution to notify the competent judge of the respective company's loss of capital as provided for in art. 725 para 2 CO; or

                                 (d) an order for an involuntary action under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, has been issued by the competent court, debt collection or administrative authority (for Swiss law purposes, such event may, inter alia, be construed as, e.g., as the receipt of a "Konkursandrohung" by the competent authority pursuant to art. 159 SchKG);

                                 (e) a judgment, ruling, decree or order of a competent court has been issued in respect of the Borrower, or a Group Company according to which:

                                     (i) a receiver, custodian, liquidator,
                                     assignee, trustee, sequestrator (or other similar official) has been appointed in respect of the Borrower or a Group Company or of any substantial part of either of their respective assets (for Swiss law purposes, such event may, inter alia, be construed as, e.g., the appointment of a "Sachwalter" pursuant to art. 295 SchKG or art. 725a para 2 CO, and/or the appointment of a "Liquidator" pursuant to art. 740 CO), or

                                     (ii) the winding up or liquidation of the affairs of the Borrower or a Group Company, has been ruled (for Swiss law purposes, such event may, inter alia, be construed as, e.g., a judgement pursuant to art. 736 al. 4 CO) (except for the purposes of a reconstruction or an amalgamation the terms of which have previously been approved in writing by the Agent on behalf of the Lenders); or

                                 (f) a distress, execution, attachment, seizure, blockage or other legal process is levied, initiated, continued or enforced against all or any substantial part of the assets of the Borrower or a Group Company equalling or exceeding in value CHF 5 Mio. or an equivalent thereof and is not challenged within 10 days of being levied, initiated, continued or enforced (for Swiss law purposes, such event may, inter alia, be construed as, e.g., an "Arrestvollzug" pursuant to art. 275 SchKG and a subsequent "Einsprache gegen den Arrestbefehl" pursuant to art. 278 SchKG); or

                                 For the avoidance of doubt, the german terms referred to in brackets and the respective provisions of law under al. (a) to (f) above shall serve as benchmarks for the interpretation of the specified Insolvency Events in the events that laws other than Swiss law shall become applicable;

Interest Payment Date            means the last day of the respective Interest
                                 Period;

Interest Period                  shall have the meaning given to such term in
                                 Clause 8;

Labtec means (i) Labtec Inc., a Massachusetts Corporation, together with (ii) any of its successors, in particular (but not limited to), the Surviving Corporation as defined in section
                                 2.1 of the Merger Agreement;

Labtec Acquisition               means the acquisition of the entirety of the
                                 issued and outstanding share capital of Labtec as contemplated and agreed upon between Labtec
                                 Inc., the Borrower, the Californian Subsidiary, and Thunder Acquisition Corp. under the agreement and plan of merger dated as of February 7, 2001;

Labtec Share Pledge Agreement    means the executed agreement between the
                                 Borrower, the Californian Subsidiary and the Security Agent for the account and on behalf of the Lenders regarding the pledge of Labtec
                                 Shares, substantially in the form as set forth in Annex 1 to the Security Agreement;

Labtec Shares                    means shares of Labtec, as issued and
                                 outstanding from time to time;

Lender                           means either of the Lenders;

Lenders                          means, collectively, CS and BCV;

Libor means, in relation to a particular period, the arithmetic mean of the London Interbank Offered Rates for deposits of the currency in question for a period equal to such period determined by reference to Telerate screen 3740 or 3750 as appropriate at or about 11:00 a.m. (London time) on the second (2/nd/) Business Day prior to the proposed date for the advancing of the relevant Advance, or, if not available, by reference banks (rounded upward to the next 1/16 of a percent);

Margin means the applicable margin as set forth in Clause 8.1 and 8.2 to be added to LIBOR to determine the interest rate applicable to Advances under this Agreement;

Material Indebtedness            means any Indebtedness of the Borrower and/or
                                 one of the Group Companies, other than Existing
                                 Indebtedness under this Agreement, exceeding
                                 USD 10 Mio. in the aggregate (which aggregate amount may be increased to USD 15.0 Mio. in the event of the acquisition by the Borrower or a Group Company of shares in LogiCad 3D GmbH);

Maximum Facility Amount          has the meaning ascribed to such term in Clause
                                 2.1;

Maximum Lender Commitment        means the maximum amount of funds a Lender
                                 commits to lend to the Borrower under this Agreement as specified in Clause 2.3;

Merger                           has the meaning ascribed to it in the Merger
                                 Agreement;

Merger Agreement                 means the agreement and plan of merger dated
                                 February 7, 2001 between the Borrower, the
                                 Californian Subsidiary, Merger Sub and Labtec;

Merger Sub                       means Thunder Acquisition Corp., a
                                 Massachusetts corporation and direct wholly-owned subsidiary of the Californian Subsidiary;

Offer                            has the meaning ascribed to it in the Merger
                                 Agreement;

Party means either of the Borrower, the Agent, the Security Agent or any of the Lenders;


Parties means, collectively, the Borrower the Agent, the Security Agent and the Lenders;


Potential Event of Default       means any event which, with the giving of
                                 notice, lapse of time, determination of
                                 materiality or other condition, will constitute an Event of Default;


Pro Rata Commitment              means, in respect of a Lender, the
                                 apportionment of the Commitment such Lender has agreed to lend to the Borrower in accordance with this Agreement, in particular, Clause 2.3 below;

Proposed Draw Down Date          means the draw down date the Borrower requests
                                 a Drawing to be made available to it under the respective Draw Down Notice which shall coincide with the Draw Down Date if requested payment is to be made to the Borrower's
                                 Account;

Repayment Date                   means the date upon which an Advance shall be
                                 fully repayable in accordance with the terms of the relevant Advance;

Right of First Refusal           shall have the meaning ascribed to such term in
                                 Clause 11.2 below;

Roll Over Periods                means interest periods for rolled over Advances
                                 of one, three or six months;

SchKG or Swiss Debt              means the Swiss federal Debt Enforcement and

Enforcement and Bank       Bankruptcy Law ("Bundesgesetz uber Schuldbetreibung
ruptcy Law                 und Konkurs") dated 11 April 1889, as amended from
                           time to time, carrying the official designation SR
                           281.1;

Security Agreement         means the security agreement to be entered into
                           between the Security Agent, the Agent, the Lenders and the Borrower in the context of the financing contemplated hereby, creating, inter alia, the pledge over the Californian Shares;

Security Documents         means the Security Agreement together with all
                           annexes and exhibits thereto, the documents to be executed thereunder and the documents on the basis of which the Security Interests are and will be completed and perfected;

Security Interests         means the security interest created by the Borrower
                           over the Collateral in favor of the Security Agent on behalf and for the account of the Lenders as set forth in Clause 5 and created under the Security
                           Agreement;

Tax includes any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

Term Sheet                 means the term sheet dated as of February 7, 2001,
                           issued by the Lender in relation to the financing contemplated under this Agreement;

Third Party                means any individual or legal entity not belonging
                           to or employed by the Borrower or the Group
                           Companies;

Transaction                means the Offer and the Merger;

Treasurer                  means Mr. Jean-Marc Zimmerli.


1.2  Interpretation

     (a) Unless the context otherwise requires, any reference in this Agreement to an agreement or other document shall be construed as a reference to such agreement or other document as the same may have been, or may from time to time be amended, varied, novated or supplemented.

     (b) Clause and Annex headings are for ease of reference only and references to a "Recital", "Clause", "Schedule" or "Annex" shall be a reference to a Recital, Clause, Schedule or Annex of or to this Agreement (unless otherwise stated).

     (c) References in this Agreement to any statutory provision shall be deemed also to refer to any statutory modification, amendment or re-enactment thereof or any statutory instrument, decree, order or regulation made thereunder or under any such statutory modification, amendment or re-enactment.

     (d) Unless the context otherwise requires, in this Agreement references to the singular shall include the plural and vice versa.

2.   FACILITY

2.1  Maximum Facility Amount

     On the execution of this Agreement, the Agent on behalf of the Lenders hereby agrees in accordance with the terms and conditions of this Agreement and, in particular, upon the satisfaction of the conditions precedent set out in Clause 4 below to make available to the Borrower a senior multi-currency bullet term loan credit facility of up to an aggregate principal amount not exceeding USD 90,000,000.-- (ninety million US dollars) (the "Maximum Facility Amount") and subject to any cancellation or reduction thereof in accordance with the terms and conditions of this Agreement (the "Commitment").

2.2  Purpose of the Facility

     The Borrower shall apply the funds received under this Agreement for the purpose of financing (i) the Aggregate Cash Consideration, (ii) the repayment of the indebtedness, payments of debts or other obligations of Labtec, and (iii) all cost and expenses in connection with the Transaction and this Agreement.

2.3  Respective Commitments / Several Obligations

     (a)   Respective Commitment

           Each Lender severally (but not jointly) agrees to make available the following respective maximum amounts (the "Maximum Lender Commitment") or, in the event of any partial cancellation or reduction of the Maximum Facility Amount in accordance with the terms and conditions of this Agreement, the respective pro rata share of the actual Commitment, and each Lender accepts to place its respective Maximum Lender Commitment or Pro Rata Commitment, as the case may be, at the disposal of the Agent for disbursement to the Borrower as provided for in Clause 4 below:

           Lender                    Maximum Lender      Pro Rata Commitment
                                     Commitment

           CS                        USD  60,000,000.--    66 2/3 sixty-six and
                                                           two thirds) percent

           BCV                        USD  30,000,000.--   33 1/3 (thirty-three
                                                           and one third) per
                                                           cent


  (b)      Several Obligations

           The Lenders' obligations hereunder shall be several not joint. Failure of a Lender to carry out those obligations does not relieve the other Lender or any other party to the Finance Documents of its obligations thereunder. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. Each Finance Party may, except as otherwise stated in the Finance Documents, in particular, without limitation, in the Security Agreement, separately enforce its rights.

3.  DRAWINGS

3.1 Commitment Period / Initial Draw Down Period / Automatic Cancellation

  (a)      Commitment Period

           Subject to Clause 2 above and the other terms of this Agreement, Drawings will be made available by the Agent on behalf of the Lenders to the Borrower at any time during the Commitment Period if and when requested by the Borrower pursuant to a Draw Down Notice which was received by the Agent in accordance with Clause 3.5 below.

  (b)      Initial Draw Down Period / Automatic Cancellation

           However, to the extent and in the amount funds have not be drawn down by the Borrower during the Initial Draw Down Period, i.e., the Agent has not received duly executed Draw Down Notices from the Borrower prior to or on the last Business Day of the Initial Draw Down Period, the Facility shall automatically be cancelled and the Commitment and each Maximum Lender Commitment shall be reduced correspondingly.

3.2  Form of Drawings

     The Borrower may request Drawings under this Agreement in the form of Advances only.

3.3  Multi-Currency Facility

     The Borrower may request Drawings in USD, EUR and CHF.

3.4  Minimum Amount of Advances

     The minimum amount of a Drawing shall be equal to USD 5,000,000.-- (five million US dollars) or a multiple thereof.

3.5  Draw Down Notices and Confirmation

     (a) Whenever the Borrower desires to request an Advance hereunder, it shall give notice by facsimile and/or in writing to the Agent by using a duly completed Draw Down Notice (specifying at least, amount currency, Proposed Draw Down Date, Repayment Date, and the applicable Interest Rate according to Clause 8.1, and, in the event that the requested Drawing shall not be made to the Borrower's Account, additionally, the beneficiary, such beneficiary's account and the way such payment shall be executed) at least 5 (five) Business Days prior to the Proposed Draw Down Date, signed by (i) the Chief Executive Officer and the Chief Financial Officer, or
             (ii) the Chief Executive Officer or the Chief Financial Officer and the Treasurer or the Assistant Treasurer of the Borrower substantially in the form as set forth in Annex 1 hereto.

     (b) Subject to the terms of this Agreement, each such notice shall be irrevocable, and the Borrower shall be bound to make such Drawing in accordance with such notice. The Borrower shall not serve a Draw Down Notice hereunder and the Agent on behalf of the Lenders shall not be required to honor a Draw Down Notice before Effective Date.

     (c) The Agent shall, at least 3 (three) Business Days prior to the Draw Down Date, notify each Lender of the details of the requested Advance and the Confirmation. Subject to the terms of this Agreement, each Lender shall make its participation in the Advance available to the Agent no later than by 11:00 a.m. (Zurich time) on the relevant Draw Down Date. The amount of a Lender's participation in an Advance will be the proportion of the Advance which its Pro Rata Commitment bears to the Commitment on the Draw Down Date.

     (d) The Agent on behalf of the Lenders shall confirm each Draw Down Notice to the Borrower by facsimile and/or in writing thereby stating the terms of the Advance (amount, currency, Draw Down Date, Repayment

             Date, and the applicable Interest Rate according to Clause 8.1) (the "Confirmation"), such terms being binding upon each Lender in relation to its apportionment of the relevant Advance. Unless otherwise requested by the Borrower and confirmed by the Agent on behalf of the Lenders, on the Draw Down Date each Advance shall be paid by the Agent on behalf of the Lenders directly to the Borrower's Account with the Agent or, if an Advance is rolled over, by set off against the Borrower's obligation to repay the respective Advance on the respective Repayment Date. If and when the payment under a Draw Down Notice is to be made to the Borrower's Account, the Draw Down Date shall coincide with the Proposed Draw Down Date and each Lender shall be required to make its respective Pro Rata Commitment prior to or on such Draw Down Date, so that its Pro Rata Commitment is fully credited in immediately available funds on the Borrower's Account value Proposed Draw Down Date. If the payment under a Draw Down Notice is to be made to any other account than the Borrower's Account, the Draw Down Date shall be the date confirmed by the Agent in the Confirmation, latest the tenth (10/th/) Business Day following receipt by the Agent on the Draw Down Notice.

     (e) In the event that the Borrower requests an Advance to be made directly to a beneficiary and/or an account or by a way of payment other than required for payment to the Borrower's Account, the Borrower shall compensate the Agent and the Lenders for any reasonable additional costs related to such payment.

     (f) In the event that the Agent has not received a Draw Down Notice at least 3 (three) Business Days prior to a Repayment Date, a Draw Down Notice for an identical amount shall be deemed, subject to Clause 4.2, to have been given by the Borrower in time, and the respective Advance shall be rolled over for a duration of 1 (one) month and with an Interest Rate as defined in Clause 8.1, the new Draw Down Date coinciding with the Repayment Date of the expiring Advance.

4.   CONDITIONS PRECEDENT

4.1  General Conditions to First Drawing

     The obligations of the Lenders hereunder are subject to the conditions that the Agent shall have received or the respective person shall have carried out, on or prior to Effective Date, all of the following documents or actions, as the case may be, in form and substance reasonably satisfactory to the Agent:

     (a) Corporate Documents of Borrower a certified copy of the articles of association of the Borrower, an original of an excerpt of the Commercial

           Register of the Canton of Vaud in relation to the Borrower, not older than 1 month as on Effective Date, and showing the most recent changes, a copy of the organizational by-laws of the Borrower and other corporate documents that the Agent may deem necessary;

     (b) Authorization of Borrower a copy of a resolution of the Board of Directors of the Borrower approving the transactions contemplated by the Finance Documents, in particular but not limited to, the creation of the Security Interests, authorizing at least, one or several specified persons to execute the Finance Documents (other than this Agreement) on behalf of the Borrower in accordance with the articles of association of the Borrower (the "Authorized Signatories"), certified by an Authorized Signatory to be a true and up-to-date copy of the original as of the Effective Date;

     (c) Corporate Documents of Californian Subsidiary a certified copy of the memorandum of association and articles of association of the Californian Subsidiary, a certified copy of the organizational by-laws of the Californian Subsidiary, an original or a certified copy of a certificate of good standing, and other corporate documents that the Agent may deem necessary;

     (d) Authorization of Californian Subsidiary a certified copy of a resolution of the Board of Directors of the Californian Subsidiary approving the transactions contemplated by the Finance Documents, in particular, the creation of the Security Interests over its shares, and approving any request for registration in the share ledger by any person who acquired the shares of the Californian Subsidiary from the Security Agent in accordance with the terms of the Security Agreement, as in accordance with the articles of association and any other corporate regulation of the Californian Subsidiary;

     (e) Executed Security Documents at least 2 (two) executed and duly signed originals of the Security Agreement together with all annexes, exhibits and documents relating thereto substantially in the form of Annex 2 (including a legal opinion as mentioned in the Security Agreement confirming the validity and enforceability of the security interest created by the Security Agreement reasonably acceptable to the Agent), and completion of all actions to be completed thereunder, including but not limited to, perfection of the pledge of all shares of the Californian Subsidiary as provided for under those documents;

     (f) Executed Acquisition Documents copies of (i) the Merger Agreement including all of its annexes and exhibits, and (ii) the corporate authorization of the Borrower, the Californian Subsidiary and the Merger Sub to the Merger Agreement and the annexes and exhibits attached thereto, authorizing the execution thereof, all such copies certified by the Authorized Signatories to be true and up-to-date copies of the originals as of the Effective Date

     (g) Payment of Up-Front Fee the Agent shall have received payment of the full Up-Front Fee by the Borrower as provided for in a separate agreement between the Borrower and the Agent;

     (h) No Material Adverse Change no material adverse change has occurred in operations, business, properties, conditions (financial or otherwise) of the Borrower and it's the Borrower Group since 30 September 2000;

     (i) No Event of Default or Potential Event of Default no Event of Default or Potential Event of Default has occurred and is continuing nor, in the reasonable opinion of the Agent, is likely to occur or to result.

4.2  Conditions Precedent to each Drawing

     The obligations of the Lenders and the Agent on behalf of the Lenders to make available a Drawing upon the receipt of a duly executed Draw Down Notice are subject to the further conditions precedent that the Agent has received an Officer's Certificate of the Borrower confirming that, both at the time of the request for and at the time of the making available of such Drawing,:

     (a) True Representations and Warranties the matters represented by the Borrower as set forth in Clause 10 below are true and correct as at such times as if made at each such time;

     (b) No Material Adverse Change no material adverse change has occurred in operations, business, properties, conditions (financial or otherwise) of the Borrower and the Borrower Group since the Effective Date, or the last time the Agent has received such an Officer's Certificate under this Clause;

     (c) Accurate Information all information given orally or in writing and/or contained in the documents, in particular, without limitation, in the corporate documents, delivered to the Agent prior to or on the Effective Date as set forth under Clause 4.1 above is still true and accurate, or, if any changes have occurred, such changes shall be explained in reasonable detail;

     (d) No Event of Default no Event of Default or Potential Event of Default has occurred and is continuing nor will result from such Drawing nor, in the reasonable opinion of the Agent, is likely to occur or to result;

     (e) Validity of Security Interest the Security Interests pursuant to the Security Agreement shall have been validly granted, created and perfected and such Security Interests is still in full force, valid, unchallenged and enforceable.

5.   SECURITY

5.1  Granting of Security Interests

     The Borrower hereby undertakes to grant and create in favor of the Security Agent on behalf and for the account of itself and the Lenders the following Security Interests over the Collateral which shall secure all funds outstanding and obligations of the Borrower owed to the Agent and the Lenders under the Finance Documents until the termination of this Agreement and the full repayment of all funds owed to the Lenders and the Agent by the Borrower under and in connection with the terms and conditions of the Security Agreement:

        Pledge of Shares of Californian Subsidiary by Borrower The Borrower undertakes to pledge the entirety of the issued shares of the Californian Subsidiary (the "Californian Shares"), in accordance with the terms of the Security Agreement;

5.2  Exchange of Collateral

     Subject to the terms and upon the satisfaction of certain additional conditions to be fulfilled by the Borrower specified in the Security Agreement, the Borrower shall have the right to request the Security Agent to release the Californian Shares of the Security Interest subsequent to the creation and perfection of a Security Interest over the entirety of the Labtec Shares.

6.   REPAYMENT

6.1  Final Repayment

     The Borrower shall repay all outstanding Advances in full, together with all interest accrued thereon to the Agent on behalf of the Lenders upon the Final Maturity Date.

6.2  Mandatory Early Repayments

     The Borrower shall apply for early repayment of all or parts of the Drawings outstanding in accordance with this Clause 6:

     (a) Proceeds of Sale of Unwanted Assets of Labtec an amount equivalent to any cash proceeds received by and owed to the Borrower or one or more of its Group Companies, as the case may be, originating from the sale or other alienation of any business, subsidiary, branch, depart ment division, direct or indirect participation or other asset, or parts thereof, originally acquired by the Borrower through Merger Sub in the context of the Transaction, provided that such cash proceeds in the aggregate amount to or exceed the equivalent of CHF 5 Mio.; and/or

     (b) Proceeds of Capital Market Transactions an amount equivalent to any proceeds received by and owed to the Borrower or one or more of its Group Companies, as the case may be, by virtue of any Capital Market Transaction carried out by such Group Company.

     Unless otherwise agreed upon between the Parties in writing, the amounts due for repayment under this Clause 6.2 shall be payable by the Borrower to the Agent within 10 (ten) Business Days after such proceeds have been received by the Borrower and/or the respective Group Companies, as the case may be.

     For the avoidance of doubt, and unless otherwise agreed upon between the Parties in writing, to the extent Repayments are made under this Clause 6.2, the Commitment will be automatically reduced and cancelled. The Borrower may not re-borrow such repaid amounts.

6.3  Currency of Repayments

     All Repayments of Drawings under this Agreement shall be made in the same currency the respective Drawing has been made in.

7.   PREPAYMENTS

7.1  Voluntary Prepayments

     At any time, on giving not less than 5 (five) Business Days prior written irrevocable notice thereof to the Agent, the Borrower may prepay all or any part of an Advance in minimum amounts equivalent to USD 5,000,000.-- (five million US dollars) and in integral multiples of USD 5,000,000.-- (five million US dollars).

     In case of a voluntary prepayment, the Borrower shall be obliged to reimburse the Lenders and the Agent for breakage costs in accordance with Clause 7.5 hereunder.

7.2  Reduction or Cancellation of Commitment by Prepayments

     Unless otherwise agreed upon between the parties in writing, the Commitment shall be automatically reduced to the extent the Borrower prepays all or parts of its Advances in accordance with Clause 7.1 above. To this extent and unless otherwise agreed upon between the parties, the Borrower may not re-borrow such prepaid Advances.

7.3  Interest on Prepayments

     Any prepayment under this Agreement shall be made together with accrued interest thereon and other amounts payable hereunder in connection therewith.

7.4  Irrevocability

     Any notice of prepayment or cancellation given by the Borrower under this Agreement shall be irrevocable, and the Borrower shall be bound to prepay in accordance to such notice.

7.5  Breakage Costs

     If any prepayment of any Advance is made other than on an Interest Payment Date relative to the amount paid, the Borrower shall pay to the Agent such additional amount as the Agent may certify in writing specified in reasonable detail (such certificate to be conclusive in the absence of manifest error) as necessary to compensate the Lenders and the Agent for any loss or expense on account of funds borrowed, contracted for or utilized to fund the amount so repaid or prepaid.

8.   INTEREST PERIODS

8.1  Duration

     Each Interest Period relating to Advances shall commence on the Draw Down Date of the Advance concerned and shall be of a duration equal to the agreed term of such Advance, varying between 1 (one), 3 (three) or 6 (six) months. An Advance may roll over to consecutive periods of 1 (one), 3 (three) or 6 (six) months, but never beyond 31 March 2002.

8.2  Extensions

     Subject to Clause 8.3 below and in contrast to the Final Maturity Date, if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day.

8.3  Calendar Days

     If any Interest Period commences on the last Business Day in a calendar month or if there is no corresponding day in the calendar month in which it is to end, then it shall end on the last Business Day in a calendar month.

8.4  Coincidence with the Repayment Date

     If an Interest Period relative to an Advance would otherwise overrun the Repayment Date, such Interest Period shall be shortened so that such Interest Period ends on the Repayment Date.

8.5  Other Adjustments

     The Agent and the Borrower may enter into other arrangements for the consolidation or splitting of Advances or the adjustment of Interest Periods, provided such arrangements shall be fully to the satisfaction of the Agent.

     If two or more Interest Periods end at the same time, then on the last day of those Interest Periods, the Advances to which they relate shall be consolidated into a single Advance.

9.   CALCULATION OF INTEREST

9.1  Applicable Interest Rates

     The Interest Rate shall be calculated on the basis of the aggregate of the applicable LIBOR rate relative to such Advance and the respective currency thereof plus the following fixed margins:

     -   92.5 bps p.a. during the first 6 (six) months following the Effective
         Date;

     - 130 bps p.a. during the 7/th/, 8/th/ and 9/th/ months following the Effective Date;

     - 180 bps p.a. during the 10/th/, 11/th/, 12/th/ months following the Effective Date.

9.2  Due Dates

     Interest on Advances shall be payable at the end of each Interest Period.

9.3  Calculation of Interest

     Interest shall accrue from day to day, and shall be calculated on the actual number of days elapsed and on the basis of a year of 360 days.

9.4  Interest on Overdue Amounts

     If the Borrower fails to pay any amount payable by it hereunder on the due date therefor, the Borrower shall on demand by the Agent from time to time pay interest on such overdue amount (including overdue default interest) from the due date up to the date of actual payment, as well after as before court judgment, at a rate determined by the Agent to be 200 bps per annum above the applicable Interest Rate pursuant to Clause 9.1.

9.5  Certification

     Each determination of an interest rate by the Agent hereunder shall, in the absence of manifest error, be conclusive and shall be promptly notified to the Borrower.

10.  REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties of the Borrower

     The Borrower hereby warrants and represents as follows:

     (a) Status of the Borrower The Borrower is a company duly incorporated under the laws of Switzerland and has the power to own its property and assets and to carry on its business as it is now being conducted.

     (b) Status of the Californian Subsidiary the Californian Subsidiary is a company duly incorporated under the laws of California, U.S.A., and has the power to own its property and assets and to carry on its business as it is now being conducted;

     (c) Status of the Group Companies Each of the Group Companies is a company duly incorporated under the laws of its respective country of incorporation and has the power to own its property and assets and to carry on its business as it is now being conducted.

     (d) Powers and Authority The Borrower has the power to enter into and perform any of its obligations under the Finance Documents, the Acquisition Documents and the transactions contemplated thereby and has taken all necessary action to authorize the entry into and performance of the Finance Documents and the Acquisition Documents.

     (e) Power and Authority of Californian Subsidiary The Californian Subsidiary has the power to enter into and perform any of its obligations under the Finance Documents, the Acquisition Documents and the transactions contemplated thereby and has taken all necessary action to authorize the entry into and performance of the Finance Documents and the Acquisition Documents;

     (f) Consents All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required or advisable in connection with the entry into, performance, validity and enforceability of the Finance Documents, the Acquisition Documents and the transactions contemplated hereby and thereby have been obtained or effected or will be obtained or effected in accordance with the applicable laws and are in full force and effect.

     (g) Non-conflict with Laws The execution and delivery of the Finance Documents, the Acquisition Documents and the performance and observance by the Borrower of any of its obligations hereunder and thereunder do not and will not conflict with (i) any law or regulation or any official or judicial order, or (ii) the corporate documents, in particular but not limited to, articles of association, organizational by-laws and similar constitutional documents of the Borrower, or (iii) any agreement or document to which the Borrower is a party or which is binding upon it, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document, provided that any such conflict with any such agreement or document has a material adverse effect on the Borrower's ability to perform its obligations hereunder and the other Finance Documents.

     (h) Non-conflict with Laws by Californian Subsidiary The execution and delivery of the Finance Documents, the Acquisition Documents and the performance and observance by the Californian Subsidiary of any of its obligations hereunder and thereunder do not and will not conflict with
          (i) any law or regulation or any official or judicial order, or (ii) the corporate documents, in particular but not limited to, articles of association, organizational by-laws and similar constitutional documents of the Californian Subsidiary, or (iii) any agreement or document to which the Californian Subsidiary, is a party or which is binding upon it, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document, provided that any such conflict with any such agreement or document has a material adverse effect on the Californian Subsidiary's ability to perform its obligations hereunder and the other Finance Documents.

     (i) Legal Validity The Finance Documents and the Acquisition Documents constitute legal, valid, binding and enforceable obligations of the Borrower and/or the Californian Subsidiary, as the case may be, in accordance with their respective terms.

     (j) No Default No event has occurred which constitutes an Event of Default or Potential Event of Default under or in respect of the Finance Documents and/or the Acquisition Documents.

     (k) No Cross-Default No event has occurred which constitutes a default under or in respect of any Material Indebtedness in relation to the Borrower and/or one or more of the Group Companies, in particular, without limitation, the Californian Subsidiary, except for any such defaults which would not have a material adverse effect on the Borrower's and/or the Californian Subsidiary's ability to perform its obligations hereunder and the other Finance Documents.

     (l) Credit Agreement and Other Material Agreements Other than disclosed in Annex 3, the Borrower and/or the Group Companies have not entered into any other credit agreement, borrowing or other contractual liability which would constitute a Material Indebtedness.

     (m) Accuracy of Information None of the information and reports disclosed and furnished to the Agent or the Lenders by an Authorized Person of the Borrower and/or the Californian Subsidiary is inaccurate in any material respect as of the date so furnished, or contains any material misstatement of fact or omits to state a material fact of any fact necessary to make the statement contained therein not materially misleading.

     (n) Ownership of Assets The Borrower and each of the Group Companies has good and marketable title of full ownership of all its respective material fixed assets with a book value of or exceeding USD 5 Mio., and such assets are subject to no lien, pledge, mortgage, security interest or other encumbrance other than such encumbrances arising as a consequence of standard banking practice (e.g., standard general pledge clause).

     (o) Ownership of Pledged Shares The Borrower has good and marketable title of full ownership to all shares of the Californian Subsidiary pledged under the Security Agreement and such shares are free and clear of any pledge, lien, charge, security interest or other encumbrance, except for the security interests created by the Finance Documents.

     (p) Issuance of New Shares of Californian Subsidiary The Californian Subsidiary has no employment benefit plan, share option plan, conditional or authorized share capital, warrants, options, convertible bonds or other instruments outstanding which may have the effect of diluting or diminishing the value of the Collateral or under which the Californian Subsidary could issue new shares which would not become subject to the Security Interests created and perfected under the Finance Documents.

     (q) Solvency The Borrower and each of the Group Companies is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its respective debts and the entry into or the performance of any obligations or transactions of the Borrower or any Group Company, as the case may be, contemplated by this Agreement will not constitute an Insolvency Event.

     (r) Litigation Except as otherwise disclosed in Annex 5, no litigation, arbitration or administrative proceedings are current or pending or, to the knowledge of the Borrower, threatened in writing against itself and/or one or more of the Group Companies, which would have a material adverse effect on the Borrower's ability to perform its obligations hereunder or the other Finance Documents.

     (s) Tax liabilities The Borrower and each of the Group Companies have, in all material aspects, complied with all taxation laws in all jurisdictions in which they are subject to taxation and have paid all taxes due and payable by them; no material claims are being asserted against them with respect to taxes.

     (t) Insurances The Borrower and each of the Group Companies have and maintain appropriate insurance coverage as customary for companies active in the respective sector of such companies. Such insurances are in full force and effect and, to the knowledge of the Borrower, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being materially increased. No material claim is outstanding by the Borrower or any of the Group Companies under such policy and, to the knowledge of the Borrower, there are no circumstances likely to give rise to such a claim.

     (u) Real Property and Insurances The Borrower and each of the Group Companies have good and marketable title to all of their owned real estate properties, and such real estate is appropriately insured against physical risks (partial or complete destruction) in accordance with the applicable laws, where such insurance is required by law, or the Borrower's or the respective Group Company's standard business practice and such insurance policy is in full force and effect and, to the knowledge of the Borrower, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being materially increased. No material claim is outstanding by the Borrower or the respective Group Company under such policy and, to the knowledge of the Borrower, there are no circumstances likely to give rise to such a claim.

     (v) Proprietary Rights The Borrower and each of the Group Companies own or have adequate right to use all intellectual property rights necessary to conduct their respective businesses as they are conducted today. To the knowledge of the Borrower, with respect to any product or service manufactured, marketed, distributed or sold by the Borrower or the Group Companies, no intellectual property right of any other person are infringed which would have a material adverse effect on the Borrower's ability to perform its obligations hereunder and the other Finance Documents; and there is no pending or, to the knowledge of the Borrower, threatened claim or litigation against the Borrower or one or more of the Group Companies contesting the validity of or right to use any of the foregoing, which would have a material adverse effect on the Borrower's ability to perform its obligations hereunder and the other Finance Documents.

     (w) Environmental Matters Except as set forth in the Finance Documents, the Borrower and each of the Group Companies are in compliance with all applicable Environmental Laws, except where the failure to comply with such laws would not have a material adverse effect on the business and the financial status of the Borrower and/or the Group Companies.

     (x) No Material Adverse Change There has been no material adverse change in the financial position of the Borrower or the consolidated financial position of the Borrower Group from the last quarterly, semi-annual or annual, audited or unaudited, as the case may be, financial statements received by the Agent.

10.2 Repetition

     The representations, warranties and undertakings set out in the preceding Clause shall survive the execution of this Agreement and the making of a Drawing hereunder and shall be deemed to be repeated by the Borrower on each date on which a Drawing is made, with reference to the facts and circumstances then subsisting, as if made at each such time.

11.  COVENANTS OF THE BORROWER

11.1 Covenants of the Borrower

     The Borrower hereby covenants as follows:

     (a)  Information  The Borrower will furnish to the Agent:

          (i) as soon as practicable (and in any event within 45 days after the close of each of its financial quarters) the unaudited consolidated quarterly financial statements of the Borrower;

          (ii) as soon as practicable (and in any event within 5 months after the close of each financial year) the audited consolidated annual accounts of the Borrower;

          (iii) promptly, such further information in the possession or control of the Borrower regarding the financial condition and operations of the Borrower and the Group Companies as the Agent may reasonably request;

          (iv) promptly, a copy of the minutes of a board meeting passing the resolution according to which a loss of capital as defined in art. 725 para 1 CO or a copy of such other document issued by the Californian Subsidiary, its board of directors, shareholders or auditors, if applicable, in the event that an equivalent situation in relation to the Californian Subsidiary has been established, together with information on the planned restructuration measures; and

          (v) details of any material litigation, arbitration or administrative proceedings which materially affect the Borrower and/or one or more of the Group Companies, as soon as the same are instituted.

     (b) Accounting Principles All accounts required under this Clause shall be prepared in accordance with accounting principles generally accepted in Switzerland consistently applied (or if not consistently applied accompanied by details of the inconsistencies) and shall fairly represent the financial condition of the Borrower Group.

     (c) Notification of Default The Borrower shall notify the Agent in writing of any Event of Default or Potential Event of Default forthwith upon the occurrence thereof.

     (d) Maintenance of Regulatory Approvals etc. The Borrower shall maintain and promptly renew and shall cause each of the Group Companies to maintain and promptly renew from time to time, all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable each Group Company (i) to perform its respective obligations under any of the Finance Documents and the Acquisition Documents or be required for the validity or enforceability of any of the Finance Documents and the Acquisition Documents and (ii) to continue to conduct its business as it is conducted at Effective Date.

     (e) No Major Acquisition Other than as contemplated by this Agreement, unless a prior written consent of the Agent in relation to such transaction has been obtained, the Borrower shall not, and shall procure that none of the Group Companies will, acquire any assets or business or make any investment if the assets, business or investment is substantial in relation to the Group exceeding in aggregate a value of USD 10.0 Mio. (which aggregate amount may be increased to USD 15.0 Mio. in the event of the acquisition by the Borrower or a Group Company of shares in LogiCad 3D GmbH).

     (f) Issuance of New Shares of Californian Subsidiary Without the prior written consent of the Agent, which consent shall not be unreasonably withheld (in particular in connection with a Capital Market Transaction), the Borrower shall cause the Californian Subsidiary not to (i) issue, implement, agree to, enter into any employment benefit plan, share option plan, and/or, (ii) issue or offer to subscribe any warrants, options, con-vertible bonds or other instruments, and/or (iii) create or resolve to create any conditional or authorized capital, which may have the effect of diluting or diminishing the value of the Collateral or under which the Californian Subsidary could issue new shares which would not become subject to the Security Interest.

     (g) Only Arm's Length Transactions The Borrower shall and shall procure the Group Companies not to enter into any transaction with Third Parties other than under reasonable commercial terms and conditions which may be considered to be at arm's length.

     (h) Maintenance of Properties and Insurances Other than as provided by the Finance Documents and subject to Clause 6.2(a), the Borrower shall not and, cause the Group Companies not to, without the prior written consent of the Agent, assign, lease, sell, charge, encumber, transfer, decertify, split-up or otherwise dispose of any of their respective real estate properties in an aggregate amount of CHF 5 Mio. and it shall maintain and procure the Group Companies, if any, to maintain an adequate insurance coverage customary for the business conducted and the properties owned by the Borrower or such Group Company, if any, as the case may be, and shall pay and shall procure the Group Companies, if any, to pay all premiums required to maintain such insurance coverage.

     (i) Negative Pledge Other than to the extent set forth in Annex 3, the Borrower shall not permit and shall cause each of the Group Companies not to permit to be created any encumbrance, pledge, lien or other security interest on the whole or any part of its respective assets or revenues (including the right to receive revenues but with the exception of liens arising by operation of law, e.g. title retention), or (ii) standard banking practice (e.g., standard general pledge clause) exceeding CHF 10 Mio. in the aggregate per annum.

     (j) Material Indebtedness Other than to the extent set forth in Annex 3, the Borrower shall not and shall cause the Group Companies not to incur any indebtedness or other contractual obligations constituting a Material Indebtedness without the prior written consent of the Agent.

     (k) Limitations on Sale of Assets Unless a prior written consent of the Agent in relation to such transaction has been obtained (such consent not to be unreasonably withheld), the Borrower shall not, and shall cause the Group Companies not to, in one or a series of transactions, sell, assign, alienate or otherwise dispose of any business, branch, subsidiary, participation or other asset exceeding in aggregate a value of USD 5,000,000.-- (five million US dollars) in the aggregate per annum.

     (l) Limitation on Change of Corporate Structure The Borrower shall not resolve, shall cause the Group Companies not to resolve to alter the Group's corporate structure, without the prior written consent of the Agent (such consent not to be unreasonably withheld);

     (m) Access The Borrower shall ensure and shall cause the Californian Subsidiary and/or Labtec to ensure that, upon reasonable notice being given to it by the Agent, at reasonable times within business hours, any one or more representatives of the Agent will be allowed to have access to the Borrower's, the Californian Subsidiary's and/or Labtec's assets, books, records, financial and management information, computer programmes and other such data or information and to inspect the same.

11.2 Right of First Refusal in Favor of Credit Suisse First Boston

     The Borrower shall and shall cause to the Group Companies, as the case may be, mandate Credit Suisse First Boston, the investment banking division of the Agent's group, to manage and/or underwrite, as the case may be, any Capital Market Transaction to be conducted by the Borrower and/or one of the Group Companies, as the case may be, within the next 12 months following the Effective Date or during the period any funds are outstanding under the Finance Documents whichever event occurs later. Credit Suisse First Boston shall have the Right of First Refusal for any Capital Market Transactions as long as they can at least match any competitor's offer.

     The Borrower hereby explicitly acknowledges and agrees that Credit Suisse First Boston has the right to assign, delegate or otherwise transfer such Right of First Refusal to any other group company of Credit Suisse Group, whether in Switzerland or abroad, which Credit Suisse First Boston deems, in its own discretion, reasonably suitable to manage the contemplated Capital Market Transaction.

12.  EVENTS OF DEFAULT AND TERMINATION

12.1 Events of Default

     Each of the following events or occurrences shall constitute an Event of
     Default:

     (a) Failure of Payment of Funds due under the Finance Documents if the Borrower fails to pay any sum due from it to the Lenders and/or the Agent on its due date hereunder, in the currency and in the manner required hereunder and such failure continues unremedied for a period of more than three (3) Business Days following notice thereof to the Borrower by the Agent;

     (b) Cross Default on any Material Indebtedness if an event of default, howsoever described occurs under any document relating to a Material Indebtedness;

     (c) Cross Default under Acquisition Documents if an event of default, howsoever described occurs under any of the Acquisition Documents;

     (d) Breach of other Obligations if a Borrower breaches any, in the reasonable opinion of the Agent, material obligation other than the payment obligations mentioned under Clause 12.1(a) above under the Finance Documents;

     (e) Insolvency Event if an Insolvency Event in respect of the Borrower or one or more of the Group Companies has occurred;

     (f) Untrue Representations and Warranties if any representation, warranty, undertaking or statement made by the Borrower in the Finance Documents or in any notice or other document, certificate or statement delivered by an Authorized Person is or proves to have been, in the reasonable opinion of the Agent, materially incorrect or misleading when made or deemed to have been made, (save in the case of manifest error);

     (g) Attachment of or Liens on Collateral if the Collateral has become subject to an attachment, seizure, blocking or retention of title or other lien by operation of law, creating a right over the Collateral in favor of a third party as a consequence of which the Security Agents, the Agent's and/or Lenders' rights and title to and the value of such Collateral under the Finance Documents may be threatened, challenged or reduced;

     (h) Illegality of Compliance if it becomes illegal for the Borrower and/or the Californian Subsidiary to comply with their respective obligations under the Finance Documents;

     (i) Change and Alienation of Business if the Borrower and one or more of the Group Companies ceases or suspends or threatens to cease or suspend, to carry on all or a substantial part of its business;

     (j) Reservations of the Auditors if the auditors of the Borrower or one or more of the Group Companies express a material reservation in their report in relation to an annual report pertaining to the accounting or the financial situation of the Borrower Group;

     (k) Material Adverse Change if, in the reasonable opinion of the Agent, a material adverse change has occurred in the financial situation and/or the business prospects of the Borrowers and/or the Group Companies.

12.2 Notification / Cure Period

     (a)  Notification of Event of Default

          Within 3 (three) Business Days after having discovered the occurrence of an Event of Default, the Borrower, or, where applicable, the Agent shall notify the respective other Party of the occurrence of such an Event of Default in accordance with Clause 20 below.

     (b)  Cure Period

          Upon receipt of such notification of the occurrence of an Event of Default as described in Clauses 12.1(a) - (d), (f) - (k), the Borrower shall be granted a Cure Period of 10 (ten) Business Days starting from the day of receipt of such notice to remedy such Event of Default.

12.3 Termination

     In the event that the Borrower was not capable to remedy successfully the Event of Default prior to the expiry of the Cure Period, the Agent shall be entitled to declare the termination of this Agreement and demand immediate repayment of all amounts outstanding and owed to the Lenders and/or the Agent in accordance with this Agreement.

12.4 Default Indemnity

     The Borrower shall pay any losses, damages and other costs (including breakage costs) incurred by the Lenders and/or the Agent as a result of the occurrence of an Event of Default.

12.5 Right of Setoff of Lenders

     If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Agent on behalf of each Lender, and each Lender and each affiliate of each Lender to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker's lien or counterclaim, against any assets of the Borrower in any currency that may at any time be in the possession of that Lender or affiliate, at any branch or office, to the full extent of all amounts payable to the Lenders hereunder. Any Lender that so proceeds or that has an affiliate that so proceeds shall forthwith give notice to the Agent of any action taken by that Lender or affiliate pursuant to this Clause.

13.   PAYMENT MODALITIES

13.1  Agent's Account

      All payments to be made by the Borrower hereunder shall be made to the Agent on behalf of the Lenders not later than 11:00 a.m. (Lausanne time) on the date on which the relevant payment is due to such account in Lausanne as the Agent may designate in writing.

13.2  Set-off and Taxes

      All payments to be made by the Borrower hereunder shall be made

      (a) without set-off or counterclaim, other than in the event of a roll over of an Advance according to Clause 3.5 above, and

      (b) free and clear of and without deduction for or on account of all Taxes.

13.3  Extensions

      Subject to the exception in relation to the Final Maturity Date, whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day. During any extension of the due date for payment of any principal of the Advance hereunder interest shall be payable on such principal at a rate payable on the original due date.

13.4  Application and Distribution of Payments

      (a)   Application of Payments

            All payments received by the Agent on behalf of the Lenders from the Borrower under the Finance Documents shall, regardless of the application designated by the Borrower be applied, as follows:

            (i) first, to any expenses, including but not limited to expenses due and owing pursuant to Clause 15;

            (ii) second, to any costs due and owing under the Finance Documents, including but not limited to breakage costs pursuant to Clause 7.5;

            (iii) third, to any interest and default interest, if applicable, due and owing on the Advances, and

            (iv)  fourth, to the repayment of principal of the Advances.

      (b)   Distribution of Payments

            Such payments shall be distributed promptly upon receipt among the Agent and the Lenders in like funds as received, in proportion to the respective amounts payable to the respective parties at the time due and owing to the respective parties.

13.5  Sharing of Payments

      If any Lender at any time obtains total or partial payment of any amount payable hereunder other than by distribution by the Agent pursuant to Clause 13.4 above, that Lender shall forthwith give notice to that effect to the Agent. Unless the Agent determines that the amount so obtained need not be shared as provided herein, that Lender shall forthwith pay that amount to the Agent, and the Agent shall apply and distribute that amount pursuant to Clause 13.4 above as if that amount were a payment made by the Borrower to the Agent; provided, however, that, if any Lender at any time obtains total or partial payment or any amount payable hereunder by exercising a right of setoff, banker's lien or counterclaim that Lender shall forthwith purchase from the other Lender such participations in the principal of or interest on the Advances made by such other Lender as shall be necessary to cause the purchasing Lender to share that amount ratably with the other Lender; and provided further, however, that, if all or any portion of that amount is thereafter recovered from that purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery, but with such adjustments of interest as the Agent shall determine to be equitable. Any Lender so purchasing a participation from another Lender pursuant to this Clause may, to the fullest extent permitted by law, exercise all its rights of payments with respect to that participation as fully as if that Lender were the direct creditor of the Borrower in the amount of that participation. Nothing herein contained shall in any way affect the right of any Lender to retain any amount obtained with respect to indebtedness other than indebtedness under the Finance Documents.

14.   AGENT / SECURITY AGENT

14.1  Appointment of Agent

      Each Lender hereby appoints the Agent to act in connection herewith and authorizes the Agent to exercise such rights, powers, authorities and discretions as are delegated to the Agent by the terms hereof and thereof together with all such rights, powers, authorities and discretions as are reasonably incidential thereto. The relationship between the Agent and each Lender is that of agent and principal only, and nothing herein shall be deemed to impose on the Agent any obligations other than those for which express provision is made herein.

14.2  Responsibility of Agent

      (a) Responsibility for Failure of Performance Neither the Agent nor any director, officer, employee or agent of any of them shall have any responsibility for (i) any failure of the Borrower or the Californian Subsidiary, if applicable, to fulfil any obligation under the Finance Documents, (ii) the truth of any representation or warranty made by the Borrower or the Californian Subsidiary, if applicable, under the Finance Documents or (iii) the validity or enforceability of the Finance Documents against the Borrower and/or the Californian Subsidiary.

      (b) Responsibility for Actions Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility for any action taken or omitted to be taken in connection with the Finance Documents, except for gross negligence or wilful misconduct.

      (c) Reliance upon Documents The Agent shall be entitled to rely in good faith on any document believed by it to be genuine and to have been sent or signed by the proper person and on the opinions and statements if any independent legal counsel or other professional advisors selected by it and shall not be liable to any other party for any consequence of any such reliance.

      (d) Investigation of Each Lender Each Lender has made such investigation and evaluation of the creditworthiness of the Borrower and the Californian Subsidiary as it has judged appropriate and prudent in connection with its entering into the Finance Documents. Except as expressly provided herein, the Agent shall have no duty to provide any Lender with any credit or other information with respect to the Borrower and/or the Californian Subsidiary, whether such information comes into its possession before or after the making available of any funds under the Finance Documents.

      (e) Transmission of Notices The Agent shall promptly (i) transmit to each Lender each notice or other document received by the Agent on behalf of the Lenders from the Borrower or the Californian Subsidiary addressed to, or calling for action by, that Lender, (ii) advise each Lender upon receipt of all the documents referred to in Clause 4.1 above, (iii) advise each Lender upon its receipt of all documents referred to in Clause 4.2 above, (iv) forward to each Lender copies of any other document delivered to the Agent under the Finance Documents.

      (f) No Inquiry of Agent The Agent shall be under any obligation to inquire as to the performance by the Borrower or the Californian Subsidiary, if applicable, of its respective obligations under the Finance Documents;

            provided, however, that the Agent shall give prompt notice to each Lender of any event of which it receives actual notice in its capacity as Agent hereunder that constitutes and Event of Default or a Potential Event of Default.

      (g) Resignation of Agent The Agent may resign at any time by giving written notice to the Lender and the Borrower or be removed with or without cause by unanimous resolution of the Lenders delivered to the Agent in writing. Upon the giving of a notice of either kind, the Lenders shall appoint a successor Agent, subject to the approval by the Borrower (such approval not to be unreasonably withheld). If a successor Agent has not accepted an appointment hereunder on or before the thirtieth day after the notice of resignation or removal of the retiring Agent is given, the retiring Agent may, subject to the approval by the Borrower (such approval not to be unreasonably withheld), appoint a successor Agent. When a successor Agent has accepted its appointment as Agent hereunder and notice of its acceptance has been given to the Borrower and the Lenders, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Finance Documents. Notwithstanding the resignation or removal of any retiring Agent hereunder, the provisions of this Clause shall continue to inure to the benefit of that retiring Agent in respect of any action taken or omitted to be taken by it in its capacity as Agent.

14.3  Covenant to Reimburse

      Each Lender shall reimburse the Agent (to the extent not reimbursed by the Borrower) ratably for all expenses incurred by the Agent in the exercise of its responsibilities as Agent, including, without limitation, the reasonable fees and expenses of legal and other professional advisors. The proportionate share of each Lender for purposes of ratable reimbursement of expenses hereunder shall be determined (a) if the Agent seeks reimbursement before the draw down of any Advances, on the basis of the respective Pro Rata Commitment, or (b) if the Agent seeks the reimbursement thereafter, on the basis of the respective principal amounts of the Advances outstanding at that time.

14.4  Appointment of Security Agent

      Each Lender hereby appoints the Security Agent to act in connection herewith and authorizes the Security Agent to exercise such rights, powers, authorities and discretions as are delegated to the Security Agent by the terms of the Security Agreement together with all such rights, powers, authorities and discretions as are reasonably incidential thereto.

14.5  Instructions to the Borrower

      Each Lender further authorizes and instructs the Borrower to, and herewith irrevocably accepts that the Borrower will, communicate and otherwise exercise its rights and perform its obligations hereunder solely with and vis-a-vis the Agent, including in the following respects:

      (a) making (re)payments hereunder (which shall release the Borrower from its respective obligations vis-a-vis the Lenders notwithstanding the application of the funds by the Agent);

      (b) giving notices, declarations or other communications or providing (other) information and/or documents required or useful hereunder (for purposes of Clause 20 "Notices" below) (which shall be deemed to have been given or provided to each Lender notwithstanding the use or transmission thereof by the Agent);

      (c) receiving, relying on and/or accepting Notices (which shall be deemed such from each of the Lenders notwithstanding related (specific) knowledge, authority and/or instructions of or from each of them).

15.   COSTS AND EXPENSES

15.1  Initial Fees and Expenses

      The Borrower shall pay to the Lenders and the Agent all reasonable professional fees (including accountants', external legal counsels' and any notary's fees) and any other costs and out of pocket expenses and any VAT incurred thereon by the Lenders and the Agent in connection with the negotiation, preparation and execution of this Agreement and all other documents entered into in connection herewith.

15.2  Amendment and Enforcement Expenses

      The Borrower shall reimburse the Agent and each Lender on demand for all reasonable expenses incurred as a consequence of, or in connection with,
      (a) negotiation, preparation or execution of any amendment to the Finance Documents, in particular, but not limited to, the negotiation, preparation or execution of documents in the context of exchange of the Collateral as provided for under the Security Agreement, (b) any Event of Default or (c) the preservation or enforcement or any right of the Agent or any Lender or the Arranger under this Agreement.

15.3  Other Expenses

      If the Borrower (a) fails, after serving a Draw Down Notice upon the Agent as provided for under Clause 3, to fulfil the Conditions Precedent under Clause 4.2 at or before the respective times specified for their fulfilment or otherwise defaults in its irrevocable commitment pursuant to Clause 3, (b) fails to pay any amount payable hereunder as and when due, the Borrower shall reimburse the Agent and each Lender on demand for all reasonable expenses incurred as a consequence thereof, including, without limitation, any loss of margin or expense incurred by the Lenders in liquidating or employing deposits acquired to make its Advance, to fund the overdue amount, as the case may be.

15.4  Increased Costs

      The Borrower shall compensate the Lenders and/or the Agent for any increase in the Lenders' and the Agent's costs for the provision of financing under this Agreement incurred subsequent to the acceptance of the Term Sheet resulting from the entry into force of any law, ordinance, regulation, official directive, judgment, decree, administrative order or other authoritative ruling, including but not limited to the change in capital adequacy rules, regulatory reserve requirements applicable to the Lenders, the Agent and or one or more of the Lenders' group companies in Switzerland and or abroad, or due to changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls. Such increase in costs shall be certified in writing by the Agent in reasonable detail and shall be conclusive (in the absence of manifest error).

16.   BENEFIT OF AGREEMENT; ASSIGNMENTS

16.1  Benefit of Agreement

      The Agreement shall be binding upon and ensure to the benefit of each party hereto and its or any subsequent successors and assigns.

16.2  Assignment by Borrower

      Except for the Covenants contained in Clause 11, the Borrower shall be entitled to assign and transfer all or any of its rights, benefits and obligations under this Agreement either to the Californian Subsidiary, to Logitech (Jersey) Limited or to Logitech Europe SA, provided that, (i) the Agent receives, at least ten (10) Business Days prior to the effective date of such assignment, either the request for a tax ruling pursuant to
      (c) hereafter or the draft certificate of the Chief Financial Officer of the Borrower pursuant to (d) hereafter, and (ii) the Agent receives a notice in writing of such assignment at least five (5) Business Days prior to the effective date of such assignment ("Assignment Notice") and (iii) the Agent gives its consent. The Agent, on behalf of itself and the Lenders, shall give its consent in writing to the assignment to the Californian Subsidiary or Logitech (Jersey) Limited or Logitech Europe SA, as the case may be, pursuant to the Assignment Notice not later than on the second (2/nd/) Business Day preceding the effective date of the assignment, provided that the Agent has received, together with the Assignment Notice, the following documents:

(a) Officer's Certificate an Officer's Certificate of the Borrower confirming that, on the effective date of the assignment as set forth in the Assignment Notice:

      (i) the matters represented by the Borrower as set forth in Clause 10 are true and correct both as of the date of the Officer's Certificate and as of the date of the assignment pursuant to the Assignment Notice,

      (ii) no material adverse change has occurred in operations, business, properties, conditions (financial or otherwise) of the Borrower and the Borrower Group since the Effective Date, or the last time the Agent has received such an Officer's Certificate under Clause 4.2;

      (iii) no Event of Default or Potential Event of Default has occurred and is continuing nor will result from such transfer nor, in the reasonable opinion of the Agent, is likely to occur or to result;

      (iv) the Security Interests pursuant to the Security Agreement are still in full force, valid, unchallenged and enforceable;

(b) Guarantee a duly executed guarantee substantially in the form as set forth in Annex 6 according to which the Borrower unconditionally and irrevocably guarantees, as a primary obligor, the performance of all obligations of the Group Company succeeding the Borrower under the Finance Documents;

(c) Advance Tax Ruling a copy of the respective advance tax ruling issued by the competent tax authorities confirming the favorable tax treatment of the Capital Market Transaction in the event of a transfer of the rights, benefits and obligations of the Borrower under this Agreement to the respective Group Company; or

(d) Certificate of Chief Financial Officer a certificate of the Chief Financial Officer of the Borrower setting out, in reasonable detail and satisfactory to the Agent, no negative impact of such assignment or transfer to the profit and loss statements of the Borrower;

(e) Undertaking by Borrower an undertaking of the Borrower in writing in which the Borrower unconditionally undertakes to fully indemnify the Agent and the Lenders for any taxes additionally levied upon and for any reasonable costs and expenses incurred by the Agent and the Lenders in connection with the assignment hereunder;

      (f) Agreement of Transfer a duly signed and executed agreement of transfer in which the Group Company entering into this Agreement declares, inter alia, to be fully and entirely bound by the terms of this Agreement and the other Finance Documents.

      In any event, unless specifically agreed in writing by the Agent on its and the Lenders' behalf, the original Borrower shall, in addition to the assignee, continuously be bound by the Representations and Warranties set forth in Clause 10 and perform the obligations set forth in Clause 11 (Covenants).

16.3  Other Assignments by the Borrower

      Other than as provided for in Clause 16.2 above, the Borrower shall not be entitled to assign, transfer, sub-participate all or any of its rights, risks, benefits and obligations under this Agreement.

16.4  Assignment of Lenders

      Each Lender may, subject only to the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) and the Agent, assign, transfer, participate or sub-participate all or any of its rights, benefits and obligations hereunder at any time to other financial institutions selected by such Lender.

17.   ILLEGALITY

      If, at any time, applicable law renders it unlawful for the Lenders and/or the Agent to make any Drawing available, or to exercise its rights or to perform or to comply with its obligations hereunder, then the Agent shall promptly after becoming aware of the same, deliver to the Borrower a certificate to that effect.

      The relevant Lender or the Agent, as the case may be, shall use its reasonable endeavors to mitigate the effect of its inability to make any Drawing available, or to exercise its rights or to perform or to comply with its obligations hereunder, but to the extent that it cannot reasonably do so and any of its obligations or rights or restrictions placed on such Lender's or the Agent's rights by this Agreement continue to be or shall become illegal, such Lender or the Agent, as the case may be, shall not be obliged to make any Drawing available, or to exercise such rights or to perform or to comply with such obligations hereunder and such restrictions shall be deemed null and void.

18.   DISCLOSURE OF INFORMATION

      The Lenders and/or the Agent may, without the prior written consent of the Borrower, disclose the existence or contents of this Agreement in the following events or to the following persons, respectively:

      (a) to any actual or potential participant, sub-participant, assignee or transferee and their respective advisers; or

      (b) to the extent compulsorily required by law or by any regulatory authority; or

      (c)   to its professional advisers; or

      (d) in the event of the occurrence of an Event of Default under this Agreement, to the administrative authorities, courts, institutions and other persons in Switzerland and abroad, requiring such information to be disclosed in order for the Lenders and/or the Agent to be able to enforce and realize its respective rights, claims and security interests under this Agreement.

19.   MISCELLANEOUS

19.1  No Waiver

      No failure by any party hereto to exercise, nor any delay by any such party in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of or any rights or remedies provided by law.

19.2  Illegal Provision

      If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any applicable jurisdiction, neither the legality, validity or enforceability of its remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. In any such case, the parties shall endeavor to replace the illegal, invalid or unenforceable provision by a legal, valid and enforceable provision best reflecting the meaning and purpose of the provision to be replaced and failing a related agreement between the parties, such illegal, invalid or unenforceable provision shall be so replaced by the court having jurisdiction to which a related dispute may be submitted.

20.   NOTICES

20.1  Receipt of Notices

      All notices or other communications under this Agreement shall be given in English in writing or by telex or facsimile to such address and for the attention of such person(s) as each Party may from time to time notify to the other.

     Any such notice shall be deemed to have been given as follows (i) if in writing, when delivered, (ii) if by telex, when dispatched, but only if, at the time of dispatch, the correct answerback appears at the end of the sender's copy of the notice, and (iii) if by facsimile, when the sender receives an OK transmission report. However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

20.2 Addresses

     Notices and other communications shall be dispatched to the following addresses:

     --------------------------------------------------------------------------------------
     Borrower:                               Logitech International SA
     --------------------------------------------------------------------------------------
     Attention of:                           Mrs. Kristen Onken, Chief Financial Officer
     --------------------------------------------------------------------------------------
     Street                                  c/o Logitech Inc.
     --------------------------------------------------------------------------------------
                                             6505 Kaiser Drive
     --------------------------------------------------------------------------------------
     Zip-Code / City                         Fremont, California 94555
     --------------------------------------------------------------------------------------
     Country                                 USA
     --------------------------------------------------------------------------------------
     Fax No.:
     --------------------------------------------------------------------------------------
     e-mail:                                 kristen_onken@logitech.com
     --------------------------------------------------------------------------------------
     with a copy to:                         Mr. Jean-Marc Zimmerli
                                             Logitech International SA
                                             Moulin du Choc
                                             CH-1122 Romanel-sur-Morges
                                             Switzerland
                                             Fax No.: +41 21 863 53 11
                                             e-mail: jean-marc_zimmerli@logitech.eu.com
     --------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------
     Agent, Security Agent, CS               CREDIT SUISSE BANKING
     --------------------------------------------------------------------------------------
     Attention of:                           Anne Frei, Swiss Corporates / BCCR2
     --------------------------------------------------------------------------------------
     Street                                  Rue Pichard
     --------------------------------------------------------------------------------------
     P.O. Box                                2493
     --------------------------------------------------------------------------------------
     Zip-Code / City                         CH-1002 Lausanne
     --------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------
     Country                          Switzerland
     --------------------------------------------------------------------------------------
     Fax No.:                         ++41 1 334 4195
     --------------------------------------------------------------------------------------
     with a copy to:                  Reto Braegger, Structured Finance, BCFZ, Bleicherweg
                                      72, Postfach 100, CH-8070 Zurich
     --------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------
     e-mail:                          anne.frei@credit-suisse.ch
     --------------------------------------------------------------------------------------
     BCV:                             Banque Cantonale Vaudoise
     --------------------------------------------------------------------------------------
     Attention of:                    Francois Menzel
     --------------------------------------------------------------------------------------
     Street                           pl. Saint-Francois 14
     --------------------------------------------------------------------------------------
     P.O. Box                         300
     --------------------------------------------------------------------------------------
     Zip-Code / City                  CH-1003 Lausanne
     --------------------------------------------------------------------------------------
     Country                          Switzerland
     --------------------------------------------------------------------------------------
     Fax No.:                         +41 21 212 32 70
     --------------------------------------------------------------------------------------
     with a copy to:
     --------------------------------------------------------------------------------------
     e-mail:                          francois.menzel@bcv.ch
                                      ----------------------
     --------------------------------------------------------------------------------------

21.  LAW AND JURISDICTION

21.1 Governing Law

     This Agreement shall be governed by, and shall be construed in accordance with, the laws of Switzerland.

21.2 Submission to Court

     All disputes arising out of or in connection with this Agreement and the Finance Documents including disputes on its interpretation, shall be resolved by the ordinary courts of the Canton of Vaud, place of jurisdiction being Lausanne.

22.  ORIGINALS

     This Agreement shall executed and signed in 8 (eight) copies, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

For the Borrower



          5th March 2001:                    /s/ Guerrino De Luca
                                             -------------------------------
                                                 Guerrino De Luca

                                                 (Chief Executive Officer)



          5th March 2001:                    /s/ Kristen Onken
                                             -------------------------------
                                                 Kristen Onken

                                                 (Chief Financial Officer)


For the Agent, Security Agent and CS


          Zurich, 5th March 2001             /s/ A. Angehrn
                                             -------------------------------
                                                 A. Angehrn

                                                 Director





          Zurich, 5th March 2001             /s/ A. Lepori
                                             -------------------------------
                                                 A. Lepori

                                                 Assistant Vice President



For Banque Cantonal Vaudoise


          Zurich, 5th March 2001             /s/ A. Angehrn
                                             -------------------------------
                                                 A. Angehrn

                                                 Attorney


          Zurich, 5th March 2001             /s/ A. Lepori
                                             -------------------------------
                                                 A. Lepori

                                                 Attorney

                                LIST OF ANNEXES


-----------------------------------------------------------------------------
Annex     Document
-----------------------------------------------------------------------------
  1       Form of Draw Down Notice
-----------------------------------------------------------------------------
  2       Draft Security Agreement
-----------------------------------------------------------------------------
  3       Existing Indebtedness
-----------------------------------------------------------------------------
  4       List of certain subsidiaries of Borrower
-----------------------------------------------------------------------------
  5       Litigation
-----------------------------------------------------------------------------
  6       Pro Forma Guarantee of Borrower
-----------------------------------------------------------------------------

                                    ANNEX 1
                            FORM OF DRAW DOWN NOTICE


[Borrower's' Letterhead]


To:  CREDIT SUISSE BANKING

     Attn: Anne Frei
     Swiss Corporates / BCCR2
     Rue Pichard 22
     P.O. Box 2493
     CH-1002 Lausanne



     Re:  USD 90 Mio. Senior Multy-Currency Bullet Term Loan Facility

                 dated March 5, 2001 (the "Agreement")


The Borrower hereby requests an Advance pursuant of the Agreement as follows:

1.   Purpose

     The purpose of this Advance is to directly or indirectly finance the acquisition of Labtec as specified in the Agreement.

2.   Drawing Details

     Amount:            USD/other currency

     Proposed Draw Down Date: [five Business Days following request if request made on or before 11:00 a.m. Zurich time, subject to Confirmation by the Agent if payment not to be made to the Borrower's Account]

     Maturity Date:     [date]

     Payment            [Please credit the amount of this Advance to the
     Instructions:      following account No. held at .............]


     The Borrower further repeats and, as applicable, confirms compliance with all representations, warranties and covenants given by it in Clauses 10 and 11 of the Agreement and confirms that it is not aware of any event or circumstance which has occurred and is continuing and which, with the giving of notice, the lapse of time, or the making of any determination could reasonably be expected to lead to an Event of Default.

For the Borrower


 ................., ..............:           __________________________




 ................., ..............:           __________________________

                                    ANNEX 2

            TO THE USD 90 MIO. SENIOR MULTI-CURRENCY BULLET TERM LOAN CREDIT FACILITY AGREEMENT MADE THE 5TH DAY OF MARCH 2001



DRAFT, 12/03/01 09:03



                           LOGITECH INTERNATIONAL SA,

                           Les Chatagnis, 1143 Apples,

                                  as "Pledgor"


                                      and



                                 CREDIT SUISSE,
                          Paradeplatz 8, 8001 Zurich,

                      as "Agent", "Security Agent", "CS",

                                      and

                           BANQUE CANTONALE VAUDOISE,
                     pl. Saint-Francois 14, 1003 Lausanne,

                                   as "BCV",
                         together with CS as "Lenders"


  --------------------------------------------------------------------------

                               SECURITY AGREEMENT
            RE: USD 90 MIO. SENIOR MULTI-CURRENCY BULLET TERM LOAN
                           CREDIT FACILITY AGREEMENT

                       ---------------------------------

                            PESTALOZZI GMUER & PATRY
                                ATTORNEYS AT LAW

                       ---------------------------------

                               TABLE OF CONTENTS

 1.  DEFINITIONS AND INTERPRETATION.............................  2
---  ------------------------------
     1.1  Definitions...........................................  2
     ---  -----------
     1.2  Interpretation........................................  2
     ---  --------------
 2.  GRANTING OF SECURITY INTEREST..............................  2
---  -----------------------------
     2.1  Granting Clause.......................................  2
     ---  ---------------
     2.2  Delivery of Collateral................................  2
     ---  ----------------------
     2.3  First Priority Lien...................................  2
     ---  -------------------
     2.4  Continuing Security Interest..........................  2
     ---  ----------------------------
     2.5  Purpose of Security Interest........................... 2
     ---  ----------------------------
     2.6  Proof of Creation and Perfection......................  2
     ---  --------------------------------
     2.7  Additional and Independent Security Interest..........  2
     ---  --------------------------------------------
 3.  REPRESENTATIONS AND WARRANTIES.............................  2
---  ------------------------------
     3.1  Representations and Warranties of the Pledgor.........  2
     ---  ---------------------------------------------
     3.2  Repetition............................................  2
     ---  ----------
 4.  COVENANTS..................................................  2
---  ---------
     4.1  Covenants of the Pledgor..............................  2
     ---  ------------------------
 5.  TERMINATION AND RELEASE OF SECURITY INTEREST...............  2
---  --------------------------------------------
     5.1  Termination...........................................  2
     ---  -----------
     5.2  Release and Re-transfer of Securities.................  2
     ---  -------------------------------------
 6.  EXCHANGE OF COLLATERAL.....................................  2
---  ----------------------
     6.1  Conditions Precedent to Exchange of Collateral........  2
     ---  ----------------------------------------------
     6.2  Exchange, Release and Re-transfer of Collateral.......  2
     ---  -----------------------------------------------
 7.  VOTING RIGHTS / DISTRIBUTIONS..............................  2
---  -----------------------------
     7.1  Rights prior to Occurrence of Event of Default........  2
     ---  ----------------------------------------------
     7.2  Rights subsequent to Occurrence of Event of Default...  2
     ---  ---------------------------------------------------
 8.  ENFORCEMENT AND REALIZATION................................  2
---  ---------------------------
     8.1  Enforcement Events....................................  2
     ---  ------------------
     8.2  Enforcement and Realization...........................  2
     ---  ---------------------------
     8.3  Choice of Collateral..................................  2
     ---  --------------------
     8.4  Remaining Liability...................................  2
     ---  -------------------
     8.5  No Waiver.............................................  2
     ---  ---------
     8.6  Further Assurances....................................  2
     ---  ------------------
     8.7  Implementation by Reference...........................  2
     ---  ---------------------------
 9.  APPLICATION OF PROCEEDS / DISTRIBUTION.....................  2
---  --------------------------------------
     9.1  Application of Proceeds...............................  2
     ---  -----------------------
     9.2  Distribution of Payments..............................  2
     ---  ------------------------
10.  APPOINTMENT AND POWERS OF SECURITY AGENT...................  2
---  ----------------------------------------
     10.1  Appointment..........................................  2
     ----  -----------
     10.2  Responsibility of Security Agent.....................  2
     ----  --------------------------------
     10.3  Covenant to Reimburse................................  2
     ----  ---------------------
     10.4  Instructions to the Pledgor..........................  2
     ----  ---------------------------

11.  COSTS AND EXPENSES.........................................  2
---  ------------------
12.  BENEFIT OF AGREEMENT; ASSIGNMENTS..........................  2
---  ---------------------------------
13.  ILLEGALITY.................................................  2
---  ----------
14.  DISCLOSURE OF INFORMATION..................................  2
---  -------------------------
15.  MISCELLANEOUS..............................................  2
---  -------------
     15.1  No Waiver............................................  2
     ----  ---------
     15.2  Illegal Provision....................................  2
     ---  ------------------
16.  NOTICES....................................................  2
---  -------
     16.1  Receipt of Notices...................................  2
     ----  ------------------
     16.2  Addresses............................................  2
     ----  ---------
17.  LAW AND JURISDICTION.......................................  2
---  --------------------
     17.1  Governing Law........................................  2
     ----  -------------
     17.2  Submission to Court..................................  2
     ----  -------------------
18.  ORIGINALS..................................................  2
---  ---------
ANNEX 1 LABTEC SHARE PLEDGE AGREEMENT...........................  2
-------------------------------------
ANNEX 2 PRO FORMA LEGAL OPINION OF PLEDGOR'S COUNSEL............  2
----------------------------------------------------
ANNEX 3 GENERAL TERMS AND CONDITIONS OF CREDIT SUISSE...........  2
-----------------------------------------------------
ANNEX 4 SAFE CUSTODY REGULATIONS OF CREDIT SUISSE...............  2
-------------------------------------------------

THIS AGREEMENT is made the [_] day of March 2001


BETWEEN


(1) LOGITECH INTERNATIONAL SA, a limited liability company organized and incorporated under the laws of Switzerland, with a share capital as of 31 January 2001 of CHF 42,858,530.-- divided into 4,285,853 issued and fully paid-in registered shares with a nominal value of CHF 10.-- each, whose seat is in Apples, Switzerland, (the "Pledgor"),

and

(2) CREDIT SUISSE, a bank licensed under the laws of Switzerland, having its seat in Zurich and its domicile at Bleicherweg 72, 8070 Zurich, Switzerland, acting through its Lausanne branch (the "CS", the "Agent" and the "Security Agent");

and

(3) BANQUE CANTONALE VAUDOISE, a bank licensed under the laws of Switzerland, having its seat in Lausanne and its domicile at pl. Saint-Francois 14, 1003 Lausanne, Switzerland, (the "BCV"), (together with CS, collectively, referred to as the "Lenders");


RECITALS

(A) The Parties, amongst others, have entered into a USD 90 Mio. Senior Multi-Currency Bullet Term Loan Credit Facility Agreement (the "Facility Agreement") dated March 5, 2001, which sets out amongst other things, the intention of the parties to the Facility Agreement to enter into a security agreement according to which a security interest shall be created and perfected over certain of the Pledgor's assets.

(B) The Parties agreed in the Facility Agreement that the Pledgor is entitled, under certain terms and conditions, to exchange the shares of the Californian Subsidiary against the shares of Labtec.

(C) This security agreement is the Security Agreement referred to in the Facility Agreement.



NOW IT IS HEREBY AGREED as follows:-

1.   DEFINITIONS AND INTERPRETATION


1.1  Definitions

     The terms used in capitalized form in this Security Agreement shall, unless the context otherwise requires or unless defined below or elsewhere in this Security Agreement, have the meanings ascribed to such terms in the Facility Agreement.


     Borrower                  has the meaning ascribed to such term in the Facility
                               Agreement;

     Californian Shares        means the entire share capital of the Californian Subsidiary, as issued and outstanding from time to time;

     Custody Deposit Account   means the custody deposit account no 0835-[_] held with the
                               Security Agent in the name of the Borrower;

     Facility Agreement        has the meaning ascribed to such term in Recital (A);

     Parties                   means, collectively, the Agent, Security Agent, BVC and the
                               Pledgor;

     Pledgor                   means Logitech International SA;

     Pledgor's Guarantee       means the guarantee given by Pledgor in favor of the Agent and the Lenders as security for the performance of the obligations of the Pledgor under the Facility Agreement in the event of an assignment by Pledgor of the Facility Agreement to any of the assignees pursuant to clause 16.2 of the Facility Agreement;

     Secured Obligations       shall have the meaning ascribed to such term in Clause 2.3;

     Secured Parties           means the Lenders, the Agent and the Security Agent;


1.2  Interpretation

     (a) Unless the context otherwise requires, any reference in this Security Agreement to an agreement or other document shall be construed as a reference to such agreement or other document as the same may have been, or may from time to time be amended, varied, novated or supplemented.

     (b) Clause and Annex headings are for ease of reference only and references to a "Recital", "Clause", "Schedule" or "Annex" shall be a reference to a Recital, Clause, Schedule or Annex of or to this Security Agreement (unless otherwise stated).

     (c) References in this Security Agreement to any statutory provision shall be deemed also to refer to any statutory modification, amendment or re- enactment thereof or any statutory instrument, decree, order or regulation made thereunder or under any such statutory modification, amendment or re- enactment.

     (d) Unless the context otherwise requires, in this Security Agreement references to the singular shall include the plural and vice versa.


2.   GRANTING OF SECURITY INTEREST

2.1  Granting Clause

     The Pledgor herewith pledges, assigns, transfers and grants in favor of the Security Agent, acting for itself and as security agent for the Lenders and the Agent, 14'028'492 Common shares of the Californian Subsidiary, representing the Californian Subsidiary's entire issued share capital (the "Californian Shares"), including all unexercised, current and future associated rights, title, interests and benefits, in particular, without limitation, the rights to receive payment of any dividends and other amounts which may become payable thereunder as well as any subscription and pre- emptive rights (the "Collateral"). Securities which are not in bearer form are pledged to the Security Agent in accordance with Article 901 para. 2 CC.

2.2  Delivery of Collateral

     The Pledgor shall deliver the Californian Shares to the safe custody account no 0835-[] held with the Security Agent in the name of the Pledgor (the "Custody Account") on or prior to Effective Date.

     The Pledgor hereby agrees to pay any costs incurred by the Security Agent in connection with the delivery of any item of the Collateral pursuant to this Security Agreement.

2.3  First Priority Lien

     Each item of Collateral delivered pursuant to the provisions of this Security Agreement shall be delivered so that this Security Agreement, together with such delivery, creates in favor of the Security Agent, for the benefit of the Secured Parties, a priority lien on, and first priority security interest in, each such item of the Collateral.

2.4  Continuing Security Interest

     This Security Agreement shall create a continuing Security Interest over the Collateral and shall: -

     (a) unless exchanged in accordance with the terms of this Security Agreement, remain in full force and effect until payment in full of all Secured Obligations, to the satisfaction of the Security Agent;

     (b) be binding upon the Pledgor, and its successor, transferee and assign hereunder, irrespective of whether the Borrower shall have assigned the Facility Agreement or any rights and duties thereunder to any third party pursuant thereto; and

     (c) inure, together with the rights and remedies of the Secured Parties or the Security Agent hereunder, to the benefit of the Secured Parties and each of their respective successors, transferees and assigns.

2.5  Purpose of Security Interest

     The purpose of this Security Interest shall be to cover any and all claims against the Borrower and/or the Pledgor under the Facility Agreement and/or the Pledgor's Guarantee, as the case may be, including, without limitation, claims for principal, accrued and maturing interest thereon, as well as commissions, costs, expenses and fees, of the Secured Parties against the Borrower and/or the Pledgor as a result of the Borrower's and the Pledgor's entering into the Finance Documents (the "Secured Obligations").

2.6  Proof of Creation and Perfection

     The Security Agent shall have received a legal opinion substantially in the form as set forth in Annex 2 confirming the validity, continuation, due registration and enforceability of the Security Interest over the Collateral acceptable to it.

2.7  Additional and Independent Security Interest

     The present Security Interest shall be in addition to and independent of any existing or future guarantees and shall remain in force until such time as the obligations to the Secured Parties shall have been fulfilled in their entirety. The release of individual items of Collateral from the Security Interest does not affect the Security Agent's Security Interest on the other items of the Collateral.

3.   REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Pledgor

     In addition to the Representations and Warranties given under the other Finance Documents by the Borrower and the Pledgor, the Pledgor hereby warrants and represents as follows:

     (a) Consents All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required or advisable in connection with the entry into, performance, validity and enforceability of this Security Agreement and, in particular, without limitation, the creation and perfection of the Security Interest, and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect.

     (b) Non-conflict with Laws The execution and delivery of this Security Agreement, including but not limited to, the creation and perfection of the Security Interest as contemplated by Clause 2.1 above, and the performance and observance by the Pledgor of any of its obligations hereunder and the Borrower thereunder do not and will not conflict with (i) any law or regulation or any official or judicial order, or
          (ii) the corporate documents, in particular but not limited to, articles of association, organizational by-laws and similar constitutional documents of the Pledgor or the Borrower, or (iii) any agreement or document to which the Pledgor or the Borrower is a party or which is binding upon it, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document, or (iv) result in the creation or imposition of or oblige the Pledgor or the Borrower or any of the Group Companies to create any encumbrance on the undertaking, assets, rights or revenues of the Pledgor or the Borrower or any of the Group Companies.

     (c) Validity of Security Interest The Pledgor has good and marketable title of full ownership to all Californian Shares pledged under this Security Agreement and such shares are free and clear of any pledge, lien, charge, security interest or other encumbrance (other than the security interest of the Security Agent created hereunder), and has full right, corporate power and lawful authority to assign, transfer and pledge all Californian Shares (and any documents which are part thereof) and all substitutions therefore and additions thereto delivered under this Security Agreement.

3.2  Repetition

     The representations and warranties set out in the preceding Clauses 3.1 and
     3.2 shall survive the execution of this Agreement and the making of a Drawing under the Facility Agreement and shall be deemed to be repeated by the Pledgor, on each date on which a Drawing is made, with reference to the facts and circumstances then subsisting, as if made at each such time.

4.   COVENANTS

4.1  Covenants of the Pledgor

     In addition to the Covenants given under the other Finance Documents, the Pledgor hereby covenants to the Security Agent on behalf of the Secured Parties for as long as any funds are due and payable to the Secured Parties under the Finance Documents as follows:

     (a) Continuing Support The Pledgor shall, at its own expense, promptly execute and deliver and shall cause the Group Companies to promptly execute and deliver all documents, declarations, certificates, registrations, filings and other instruments and shall take, and shall cause the Group Companies to take, all actions necessary or that the Security Agent may reasonably request, in order to create, perfect, maintain and protect the Security Interest granted hereby and the Pledgor shall assist, and shall cause the Group Companies to assist, the Security Agent in exercising and enforcing the latter's rights and remedies hereunder with respect to the Collateral.

     (b) Transmission of Information The Pledgor shall, and shall cause the Group Companies to, (i) furnish to the Security Agent promptly upon receipt thereof copies of all notices, requests and other documents received by it and/or the Group Companies in relation to the Collateral according to which (.) the validity or enforceability of the Security Interest created over the Collateral, (.) the value of the Collateral, or (.) the possibilities of the Collateral's liquidation and/or realization as contemplated by the Security Agreement are negatively affected or threatened to be negatively affected, and (ii), upon request of the Security Agent, make to Labtec and the other parties involved in the Transaction such demands and requests for information and reports or for action as the Security Agent is entitled to make under the Finance Documents.

(c) Maintenance of Regulatory Approvals etc. The Pledgor shall maintain and promptly renew, and shall cause each of the Group Companies to, maintain and promptly renew from time to time, all such authorizations, approvals, consents, licenses, registrations, filings and exemptions as may be required under any applicable law or regulation to enable it to perform its respective obligations under this Security Agreement or be required for the creation, perfection, validity, continuation, enforceability or realization of the Security Interests created hereunder.

     (d) Issuance of New Shares of Californian Subsidiary The Pledgor shall cause the Californian Subsidiary not, without the prior written consent of the Security Agent, to (i) issue, implement, agree to or enter into any employment benefit plan, share option plan, and/or,
          (ii) issue or offer to subscribe any warrants, options, convertible bonds or other instruments, and/or (iii) create or resolve to create any conditional or authorized capital, which may have the effect of diluting or diminishing the value of the Collateral or under which the Californian Subsidiary could issue new shares which would not become subject to the Security Interest.

     (e) No Other Liens Other than to the extent created by this Agreement, the Pledgor shall not, and shall cause its Group Companies not to, create, incur, assume or suffer to exist any lien, pledge, charge, security interest or other encumbrance upon or with respect to the Collateral, unless a prior written consent of the Security Agent has been obtained.

5.   TERMINATION AND RELEASE OF SECURITY INTEREST

5.1  Termination

     This Security Agreement shall be terminated upon the full repayment of any outstanding amounts due and payable by the Borrower and/or the Pledgor to the Secured Parties in accordance with the terms of the Finance Documents.

5.2  Release and Re-transfer of Securities

     The Security Agent hereby undertakes to release the Security Interests granted hereby and, pursuant to the Security Agreement, to re-assign and/or re-transfer the Collateral forthwith after receipt of a notice of the Agent confirming the full repayment of any outstanding amounts under the Finance Documents.

6.   EXCHANGE OF COLLATERAL

6.1  Conditions Precedent to Exchange of Collateral

     The Pledgor's request for exchange of the Collateral pledged according to Clause 2.1 above shall be subject to the procurement of the following documents to the Security Agent and/or taking of the following actions by the Pledgor, the Californian Subsidiary and/or Labtec, as the case may be, in form and substance satisfactory to the Security Agent:

     (a) Completion of Transaction the Transaction as contemplated by the Acquisition Documents shall be completed and the Californian Subsidiary shall, as a consequence of such completion, have full title of ownership in 100 (one hundred) percent of the issued share capital of Labtec;

     (b) No Outstanding Claims for Compensation all claims for compensation of former shareholders of Labtec that have arisen in the context of the Transaction shall be paid, settled or adequately accounted for by creation of reserves;

     (c) Corporate Documents of Labtec a certified copy of the memorandum of association and articles of association of Labtec, a certified copy of the organizational by-laws of Labtec, an original or a certified copy of a certificate of good standing, the most recent quarterly financial statements and other documents that the Security Agent may reasonably deem necessary;

     (d) Authorization of Labtec a certified copy of a resolution of the board of directors of Labtec approving the transactions contemplated by the Labtec Share Pledge, in particular, the creation of the Security Interests over its shares, and approving in advance any request for registration as shareholder in Labtec's share register by any person, who would acquire the shares of Labtec from the Security Agent as a consequence of liquidation of such Collateral by the Security Agent under the Labtec Share Pledge, in accordance with the articles of association and any other corporate regulation of Labtec;

     (e) Execution of Labtec Share Pledge the Parties, shall have entered into the Labtec Share Pledge substantially in the form as set forth in Annex 1 to this Security Agreement;

     (f) No Restructuration since Due Diligence Labtec, its board of directors, management or shareholders, as the case may be, shall:

          (i) not have sold, leased, alienated or otherwise disposed of or shall not have, and shall have its shareholders not to have, permitted to be created any encumbrance, pledge, lien or other security interest on its assets since the completion of the Transaction and as set forth and specified in the [_] due diligence report of [_] dated as of [_] drawn up for the purpose of the Transaction, other than in the normal course of its business and/or as a consequence of standard banking practice; or

          (ii) not have incurred additional liabilities since the completion of the Transaction and as set forth and specified in the [_] due diligence report of [_] dated as of [_] drawn up for the purpose of the Transaction, other than in the normal course of its business;

     (g) No Material Adverse Change no material adverse change has occurred in operations, business, properties, conditions (financial or otherwise) or prospects of the Borrower, the Pledgor and the Borrower Group, since the last Group Financial Statements have been received by the Agent;

     (h) No Event of Default or Potential Event of Default no Event of Default or Potential Event of Default has occurred and is continuing nor, in the reasonable opinion of the Agent, is likely to occur or to result;

     (i) Aggregate Value of Labtec Shares the fair value of the Labtec Shares calculated on the basis of the last quarterly financial statements in accordance with US GAAP shall not have fallen below the amount of the Commitment plus any funds, interest, costs and expenses outstanding under the Facility Agreement.

6.2  Exchange, Release and Re-transfer of Collateral

     The Security Agent hereby undertakes to release the Collateral pledged pursuant to Clause 2.1 and to re-assign and/or re-transfer such Collateral forthwith after (i) satisfaction of all conditions precedent set forth above under Clause 6.1, (ii) the execution of the Labtec Share Pledge Agreement, (iii) the valid creation and perfection of the security interest over the Labtec Shares in accordance with the terms and conditions of the Labtec Share Pledge Agreement, and (iv) the receipt of a legal opinion confirming the validity, enforceability and due registration of the Labtec Share Pledge.

7.   VOTING RIGHTS / DISTRIBUTIONS

7.1 Rights prior to Occurrence of Event of Default As long as no Event of Default (as defined in the Facility Agreement) and no Enforcement Event shall have occurred and be continuing:

     (a) Exercise of Voting Rights the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of the Finance Documents; provided, however, that the Pledgor shall not in any event exercise such rights in any manner which may have a material adverse effect on the value of the Collateral pledged by it or the security intended to be provided by this Security Agreement;


     (b) Retention of Distribution subject to the terms of the Facility Agreement, the Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Security Interest of this Security Agreement, any and all distributions, but only if and to the extent made in accordance with the provisions of the Facility Agreement and to the extent permissible under the Acquisition Documents, if applicable; provided, however, that any and all such distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to the Security Agent to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Security Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Security Agent as Collateral in the same form as so received (with any necessary endorsement)];

     (c) Instructions to Vote the Security Agent shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Pledgor and at the Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request in order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Clause 7.1(a) hereof and to receive the distributions which it is authorized to receive and retain pursuant to Clause 7.1(b) hereof.

7.2  Rights subsequent to Occurrence of Event of Default

     Upon the occurrence and during the continuance of an Event of Default or an Enforcement Event:

     (a) Exercise of Voting Rights all rights of the Pledgor to exercise the voting and other consensual rights, it would otherwise be entitled to exercise pursuant to Clause 7.1(a) hereof, shall cease upon notice that the Security Agent wants to exercise the voting rights, and all such rights shall thereupon become vested in the Security Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights;

     (b) Distributions all rights of the Pledgor to receive distributions, which it would otherwise be authorized to receive and retain pursuant to Clause 7.1(b) hereof, shall cease and all such rights shall thereupon become vested in the Security Agent, which shall thereupon have the sole right to receive and hold as Collateral such distributions;

     (c) Delivery of Instruments the Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Security Agent appropriate instruments as the Security Agent may reasonably request in order to permit the Security Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Clause 7.2(a) hereof and to receive all distributions which it may be entitled to receive under Clause 7.2(b) hereof;

     (d) Holding in Trust all distributions which are received by the Pledgor contrary to the provisions of Clause 7.2(b) hereof shall be received in trust for the benefit of the Security Agent, shall be segregated from other funds of the Pledgor and shall immediately be paid over to the Security Agent as Collateral in the same form as so received (with any necessary endorsement).

8.   ENFORCEMENT AND REALIZATION

8.1  Enforcement Events

     (a) The Security Agent shall be entitled to enforce the Security Interest granted hereunder and realize the Collateral in accordance with the terms of this Security Agreement in the event that the Borrower fails to duly effect payment for a Secured Obligation under the Finance Documents.

8.2  Enforcement and Realization

     If an Enforcement Event has occurred, the Security Agent shall be entitled to, immediately and, unless required by law, without prior notification of the Pledgor or without granting another grace period and in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, enforce the outstanding claims and realize the Collateral, by administering one of the following procedures:

     (a) Retention of Distributions and Set-Off The Security Agent shall be explicitly authorized and entitled to (i) retain and apply the distributions received in accordance with Clause 7 hereof and (ii) offset any funds and assets held with the Secured Parties at any of their respective offices, subsidiaries or branches against such claims.

     (b) Private Sale The Security Agent shall be entitled to dispose of the Collateral at its discretion (including, without limitation, a purchase by the Agent or one of the Lenders) and without regard to the formalities provided for in the SchKG or any other laws applicable in a place other than Switzerland where the sale takes place, provided that necessary and reasonable notification has been given to the Pledgor (For the purpose of this Clause, the Pledgor acknowledges and agrees that receipt of notice by the Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place 10 (ten) days prior to such event, shall constitute reasonable notification of such matters.).

          The Security Agent shall be entitled to sell the Collateral in one or more parcels at a public sale. The Security Agent shall also be entitled to sell the Collateral in one or more parcels at a private sale, at any exchange, broker's board or at any of Security Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Security Agent may deem acceptable in due consideration of the legitimate interest of the Pledgor. The Security Agent or any other Secured Party or any of their respective affiliates may be the purchaser of any or all of the Collateral at any such sale, provided that the purchase price shall be commercially reasonable with view to the fair value of the Collateral.

          The Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Security Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Security Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided that the sale price shall be commercially reasonable with view to the fair value of the Collateral.

     (c) Special Execution The Security Agent shall be entitled to execute and realize the Collateral by special execution as provided for in art. 151 et seq. SchKG.

     (d) Ordinary Execution Proceedings The Security Agent shall be entitled, at its sole discretion and notwithstanding the provisions of art. 41 SchKG, to institute and pursue the ordinary procedure for recovery of debts without having first to realize the Collateral by forced execution or free sale. In doing so, the Security Agent is not deemed to have waived its rights under the Collateral.

8.3  Choice of Collateral

     If any other security (such as guarantees or indemnities) has been given to secure the Secured Obligations, the Security Agent is entitled, but not bound, to first enforce any such other security.

8.4  Remaining Liability

     If, after giving effect to any sale, transfer or other disposition of any or all of the Collateral pursuant hereto and after the application of the proceeds hereunder to the Secured Obligations, any Secured Obligations remain unpaid or unsatisfied, the Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations for which the Borrower is otherwise liable pursuant to the Finance Documents.

8.5  No Waiver

     Should the Security Agent refrain from exercising its right to dispose of Collateral, or delay in doing so, this neither constitutes a waiver of the Security Agent's, the Agent's and/or the Lenders' rights nor does it entail any responsibility for the Security Agent, the Agent and/or the Lenders.

8.6  Further Assurances

     The Pledgor undertakes to cooperate and to cause the Californian Subsidiary to cooperate with the Security Agent to transfer the Collateral to a new buyer. Pledged securities which are not in bearer form are hereby assigned blank to the Security Agent in the event that it should become necessary to dispose of them.

8.7  Implementation by Reference

     The Security Agent's form of safe custody regulations and general terms and conditions as set forth in Annex 3 and 4, as amended from time to time supplement the terms of this Agreement and shall be deemed to be implemented by reference.

9.   APPLICATION OF PROCEEDS / DISTRIBUTION

9.1  Application of Proceeds

     All distributions held from time to time by the Security Agent and all proceeds received by the Security Agent in respect of any sale of, collection or other realization upon all or any part of the Collateral pursuant to the exercise by the Security Agent of its remedies as a secured creditor as provided in Clause 9 hereof shall be applied, together with any other sums then held by the Security Agent pursuant to this Security Agreement, promptly by the Security Agent as follows:

     (a) First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to the Security Agent and its agents and counsels, and all expenses, liabilities and advances made or incurred by the Security Agent in connection herewith, together with interest on each such amount;

     (b) Second, to the payment of all other costs and expenses of such sale, collection or other realization, and all costs, liabilities and indebtedness made or incurred by the Security Agent or by the Secured Parties in connection therewith (other than costs, liabilities or indebtedness arising out of the gross negligence or willful misconduct of any such Secured Party), together with interest thereon;

     (c) Third, without duplication of amounts applied pursuant to clauses First and Second above, to the payment in full in cash of the Secured Obligations in accordance with the terms of the Facility Agreement; and

     (d) Fourth, the balance, if any, to the person lawfully entitled thereto (including the Pledgor or the Pledgor's successors or assigns).

9.2  Distribution of Payments

     Such payments shall be distributed promptly upon receipt among the Security Agent, the Agent and the Lenders in like funds as received, in proportion to the respective amounts payable to the respective parties at the time due and owing to the respective parties.

10.  APPOINTMENT AND POWERS OF SECURITY AGENT

10.1 Appointment

     Each Lender hereby appoints the Security Agent to act in connection herewith and authorizes the Security Agent to exercise such rights, powers, authorities and discretions as are delegated to the Security Agent by the terms hereof and thereof together with all such rights, powers, authorities and discretions as are reasonably incidential thereto. The relationship between the Security Agent and each Lender is that of agent and principal only, and nothing herein shall be deemed to impose on the Security Agent any obligations other than those for which express provision is made herein.

10.2 Responsibility of Security Agent

     (a) Responsibility for Failure of Performance Neither the Security Agent nor any director, officer, employee or agent of any of them shall have any responsibility for (i) any failure of the Borrower to fulfil any obligation under the Finance Documents, (ii) the truth of any representation or warranty made by the Borrower under the Finance Documents or (iii) the validity or enforceability of the Finance Documents against the Borrower.

     (b) Responsibility for Actions Neither the Security Agent nor any of its directors, officers, employees or agents shall have any responsibility for any action taken or omitted to be taken in connection with the Finance Documents, except for gross negligence or wilful misconduct.

     (c) Reliance upon Documents The Security Agent shall be entitled to rely in good faith on any document believed by it to be genuine and to have been sent or signed by the proper person and on the opinions and statements if any independent legal counsel or other professional advisors selected by it and shall not be liable to any other party for any consequence of any such reliance.

     (d) Investigation of Each Lender Each Lender has made such investigation and evaluation of the creditworthiness of the Borrower as it has judged appropriate and prudent in connection with its entering into the Finance Documents. Except as expressly provided herein, the Security Agent shall have no duty to provide any Lender with any credit or other information with respect to the Borrower and/or the Californian Subsidiary, whether such information comes into its possession before or after the making available of any funds under the Finance Documents.

     (e) Transmission of Notices The Security Agent shall promptly (i) transmit to each Lender each notice or other document received by the Security Agent from the Pledgor or the Californian Subsidiary addressed to, or calling for action by, that Lender, (ii) forward to each Lender copies of any other document delivered to the Security Agent under the Finance Documents.

     (f) No Inquiry of Security Agent The Security Agent shall be under no obligation to inquire as to the performance by the Borrower or the Californian Subsidiary, if applicable, of its respective obligations under the Finance Documents; provided, however, that the Security Agent shall give prompt notice to the Agent on behalf of the Lenders of any event of which it receives actual notice in its capacity as Security Agent hereunder that constitutes and Event of Default or a Potential Event of Default.

     (g) Resignation of Security Agent The Security Agent may resign at any time by giving written notice to the Lenders, the Agent and the Pledgor or be removed with or without cause by unanimous resolution of the Agent and the Lenders delivered to the Security Agent in writing. Upon the giving of a notice of either kind, the Agent and the Lenders shall appoint a successor Security Agent, subject to the approval of the Pledgor (such approval not to be unreasonably withheld). If a successor Security Agent has not accepted an appointment hereunder on or before the thirtieth day after the notice of resignation or removal of the retiring Security Agent is given, the retiring Security Agent may appoint a successor Security Agent, subject to the approval of the Pledgor (such approval not to be unreasonably withheld). When a successor Security Agent has accepted its appointment as Security Agent hereunder and notice of its acceptance has been given to the Pledgor, the Agent and the Lenders, the successor Security Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations under the Finance Documents. Notwithstanding the resignation or removal of any retiring Security Agent hereunder, the provisions of this Clause shall continue to inure to the benefit of that retiring Security Agent in respect of any action taken or omitted to be taken by it in its capacity as Security Agent.

10.3 Covenant to Reimburse

     Each Lender shall reimburse the Security Agent (to the extent not reimbursed by the Pledgor) ratably for all expenses incurred by the Security Agent in the exercise of its responsibilities as Security Agent, including, without limitation, the reasonable fees and expenses of legal and other professional advisors. The proportionate share of each Lender for purposes of ratable reimbursement of expenses hereunder shall be determined
     (a) if the Security Agent seeks reimbursement before the draw down of any Advances, on the basis of the respective Pro Rata Commitment, or (b) if the Security Agent seeks the reimbursement thereafter, on the basis of the respective principal amounts of the Advances outstanding at that time.

10.4 Instructions to the Pledgor

     The Agent on behalf of the Lenders further authorizes and instructs the Pledgor to, and herewith irrevocably accepts that the Pledgor will, to the extent no provided for differently in the Facility Agreement, communicate and otherwise exercise its rights and perform its obligations hereunder solely with and vis-a-vis the Security Agent, including in the following respects:

     (a) making (re)payments hereunder (which shall release the Borrower from its respective obligations vis-a-vis the Lenders notwithstanding the application of the funds by the Security Agent);

     (b) giving notices, declarations or other communications or providing (other) information and/or documents required or useful hereunder (for purposes of Clause 16 "Notices" below) (which shall be deemed to have been given or provided to the Agent on behalf of the Lenders notwithstanding the use or transmission thereof by the Security Agent);

     (c) receiving, relying on and/or accepting Notices (which shall be deemed such from the Agent on behalf of the Lenders notwithstanding related (specific) knowledge, authority and/or instructions of or from each of them).

11.  COSTS AND EXPENSES

     The Pledgor shall upon demand pay to the Security Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and the fees and expenses of any experts and agents, which the Security Agent may incur in connection with (a) the collection of the Secured Obligations, (b) the enforcement and administration of this Security Agreement, (c) the custody of preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise of enforcement of any of the rights of the Security Agent or any Secured Party hereunder or (e) the failure by the Pledgor to perform or observe any of the provisions hereof. All amounts payable by the Pledgor under this Clause 11 shall be due upon demand and shall be part of the Secured Obligations. The Pledgor's obligations under this Clause 11 shall survive the termination of this Security Agreement and the discharge of the Pledgor's other obligations hereunder.

12.  BENEFIT OF AGREEMENT; ASSIGNMENTS

     The Agreement shall be binding upon and ensure to the benefit of each party hereto and its or any subsequent successors and assigns.

     Failing the prior written consent of the Agent, the Pledgor shall not be entitled to assign, transfer, sub-participate all or any of its rights, risks, benefits and obligations under this Agreement.

     Each Lender may, subject only to the prior written consent of the Pledgor (such consent not to be unreasonably withheld or delayed) and the Agent and the Security Agent, assign, transfer, participate or sub-participate all or any of its rights, benefits and obligations hereunder at any time to other financial institutions selected by such Lender.

13.  ILLEGALITY

     If, at any time, applicable law renders it unlawful for the Security Agent, the Lenders and/or the Agent to exercise its rights or to perform or to comply with its obligations hereunder, then the Security Agent shall promptly after becoming aware of the same, deliver to the Pledgor a certificate to that effect.

     The Security Agent, the relevant Lender or the Agent, as the case may be, shall use its reasonable endeavors to mitigate the effect of its inability to exercise its rights or to perform or to comply with its obligations hereunder, but to the extent that it cannot reasonably do so and any of its obligations or rights or restrictions placed on the Security Agent's, such Lender's or the Agent's rights by this Agreement continue to be or shall become illegal, the Security Agent, such Lender and/or the Agent, as the case may be, shall not be obliged to exercise such rights or to perform or to comply with such obligations hereunder and such restrictions shall be deemed null and void.

14.  DISCLOSURE OF INFORMATION

     The Security Agent, the Lenders and/or the Agent may, without the prior written consent of the Pledgor, disclose the existence or contents of this Agreement in the following events or to the following persons, respectively:

     (a) to any actual or potential participant, sub-participant, assignee or transferee and their respective advisers; or

     (b) to the extent compulsorily required by law or by any regulatory authority; or

     (c)  to its professional advisers; or

     (d) in the event of the occurrence of an Enforcement Event under this Agreement, to the administrative authorities, courts, institutions and other Persons in Switzerland and abroad, requiring such information to be disclosed in order for the Security Agent, the Agent and/or the Lenders, as the case may be, to be able to enforce and realize its respective rights, claims and security interests under this Agreement.

15.  MISCELLANEOUS

15.1 No Waiver

     No failure by any party hereto to exercise, nor any delay by any such party in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of or any rights or remedies provided by law.

15.2 Illegal Provision

     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any applicable jurisdiction, neither the legality, validity or enforceability of its remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. In any such case, the parties shall endeavor to replace the illegal, invalid or unenforceable provision by a legal, valid and enforceable provision best reflecting the meaning and purpose of the provision to be replaced and failing a related agreement between the parties, such illegal, invalid or unenforceable provision shall be so replaced by the court having jurisdiction to which a related dispute may be submitted.

16.  NOTICES

16.1 Receipt of Notices

     All notices or other communications under this Agreement shall be given in English in writing or by telex or facsimile to such address and for the attention of such person(s) as each party may from time to time notify to the other. Any such notice shall be deemed to have been given as follows
     (i) if in writing, when delivered, (ii) if by telex, when dispatched, but only if, at the time of dispatch, the correct answerback appears at the end of the sender's copy of the notice, and (iii) if by facsimile, when the sender receives an OK transmission report. However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

16.2 Addresses


     Notices and other communications shall be dispatched to the following addresses:

--------------------------------------------------------------------------------
     Pledgor:                  Logitech International SA
--------------------------------------------------------------------------------
     Attention of:             Mrs. Kristen Onken, Chief Financial Officer
--------------------------------------------------------------------------------
     Street                    c/o Logitech Inc.
--------------------------------------------------------------------------------
                               6505 Kaiser Drive
--------------------------------------------------------------------------------
     Zip-Code / City           Fremont, California 94555
--------------------------------------------------------------------------------
     Country                   USA
--------------------------------------------------------------------------------
     Fax No.:
--------------------------------------------------------------------------------
     e-mail:                   kristen_onken@logitech.com
--------------------------------------------------------------------------------
     with a copy to:           Mr. Jean-Marc Zimmerli
                               Logitech International SA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Moulin du Choc

                               CH-1122 Romanel-sur-Morges

                               Switzerland

                               Fax No.: +41 21 863 53 11

                               e-mail: jean-marc_zimmerli@logitech.eu.com
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Security Agent, Agent, CS:     CREDIT SUISSE BANKING
--------------------------------------------------------------------------------
Attention of:                  Anne Frei, Swiss Corporates / BCCR2
--------------------------------------------------------------------------------
Street                         Rue Pichard
--------------------------------------------------------------------------------
P.O. Box                       2493
--------------------------------------------------------------------------------
Zip-Code / City                CH-1002 Lausanne
--------------------------------------------------------------------------------
Country                        Switzerland
--------------------------------------------------------------------------------
Fax No.:                       ++41 1 334 4195
--------------------------------------------------------------------------------
with a copy to:                Reto Braegger, Structured Finance, BCFZ,
                               Bleicherweg 72, Postfach 100, CH-8070 Zurich
--------------------------------------------------------------------------------
e-mail:                        anne.frei@credit-suisse.ch
                               --------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BCV:                           Banque Cantonale Vaudoise
--------------------------------------------------------------------------------
Attention of:                  Francois Menzel
--------------------------------------------------------------------------------
Street                         pl. Saint-Francois 14
--------------------------------------------------------------------------------
P.O. Box                       300
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Zip-Code / City                CH-1003 Lausanne
--------------------------------------------------------------------------------
Country                        Switzerland
--------------------------------------------------------------------------------
Fax No.:                       +41 21 212 32 70
--------------------------------------------------------------------------------
with a copy to:
--------------------------------------------------------------------------------
e-mail:                        francois.menzel@bcv.ch
                               ----------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


17.  LAW AND JURISDICTION

17.1 Governing Law

     This Agreement shall be governed by, and shall be construed in accordance with, the laws of Switzerland.

17.2 Submission to Court

     All disputes arising out of or in connection with this Agreement and the Finance Documents including disputes on its interpretation, shall be resolved by the ordinary courts of the Canton of Vaud, place of jurisdiction being Lausanne.

18.  ORIGINALS

     This Agreement shall executed and signed in 4 (four) copies, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



For the Pledgor


 ............., ....... March 2001:  __________________________





 ............., ....... March 2001:  __________________________



For the Security Agent, Agent, Credit Suisse:

 ................., ....March 2001   __________________________

                                         ................
                                         ................

 ................., ....March 2001   __________________________

                                         ................
                                         ................




For Banque Cantonal Vaudoise




 ................., ....March 2001  __________________________

                                         ................
                                         ................


 ................., ....March 2001  __________________________

                                         ................
                                         ................

                                    ANNEX 1

                         LABTEC SHARE PLEDGE AGREEMENT



                               [ TO BE INCLUDED ]

                                    ANNEX 2

                 PRO FORMA LEGAL OPINION OF PLEDGOR'S COUNSEL*



on the validity and enforceability of the securities interest created by the Security Agreement reasonably acceptable for the Security Agent

                                    ANNEX 3

                 GENERAL TERMS AND CONDITIONS OF CREDIT SUISSE



                               [ TO BE INCLUDED ]

                                    ANNEX 4

                   SAFE CUSTODY REGULATIONS OF CREDIT SUISSE



                               [ TO BE INCLUDED ]

                                    ANNEX 3
                             EXISTING INDEBTEDNESS


                               [TO BE INCLUDED]

                                    ANNEX 4
                   LIST OF CERTAIN SUBSIDIARIES OF BORROWER


                                LOGITECH GROUP


   List of certain direct/indirect Subsidiaries of Logitech International AG


------------------------------------------------------------------------------------------------------------------------
      NAME                        MNE-           COUNTRY                ACTIVITY                   OWNERSHIP
                                 MONIC                                                          (DIRECT/INDIRECT)
------------------------------------------------------------------------------------------------------------------------
   1  Suzhou Logitech            SZNC              China           Manufacturing/sales              100% indirect
      Computing
      Equipment Co Ltd.
------------------------------------------------------------------------------------------------------------------------
   2  Suzhou Logitech Elec-      SZLE              China           Manufacturing/sales              100% direct
      tronic Co Ltd.
------------------------------------------------------------------------------------------------------------------------
   3  Logitech SA                 LSA           Switzerland        owns bldg/service LISA           100% direct
------------------------------------------------------------------------------------------------------------------------
   4  Logitech Europe SA         LESLE          Switzerland        HQ/Sales/R&D/Dist                100% direct
------------------------------------------------------------------------------------------------------------------------
   5  Logitech Far East           FE              Taiwan           HQ/Sales/R&D/Dist/mfg            100% direct
      Limited
------------------------------------------------------------------------------------------------------------------------
   6  Logitech Inc.               INC               US             HQ/Sales/R&D/Dist                100% direct
------------------------------------------------------------------------------------------------------------------------
   7  Thunder Acquisition                           US             Labtec Acquisition SPV           100% indirect
      Corp.
------------------------------------------------------------------------------------------------------------------------

                                    ANNEX 5
                                  LITIGATION


                                     None

                                    ANNEX 6
               PRO FORMA GUARANTEE OF LOGITECH INTERNATIONAL SA



[Guarantee dated [.] by Logitech International SA (the "Guarantor") in favour of Credit Suisse as agent (the "Agent") and guaranteed party and Banque Cantonal Vaudoise as guaranteed party (Credit Suisse and Banque Cantonal Vaudoise together the "Guaranteed Parties") in connection with that certain USD 90 Mio. Senior Multi-Currency Bullet Term Loan Credit Facility by and between the Guarantor and the Guaranteed Parties made the 5/th/ day of March 2001 (the "Agreement") which was or will be assigned to [.] (the "Assignee").


RECITALS


(A)  [.]

(B)  [.]

[.]]


NOW, THEREFORE,


The Guarantor hereby irrevocably and unconditionally and waiving any excuses or defences whatsoever nature, including without limitation any right of set-off, guarantees to the Guaranteed Parties the due and punctual performance of, and agrees to hold harmless and indemnify the Guaranteed Parties in respect of, all obligations and liabilities of the Assignee under the Agreement.

The Guarantor agrees to pay on first demand any amount up to the amount set forth hereafter which the Agent notifies the Guarantor in writing is owed to the Agent and/or the Guaranteed Parties under or in connection with the Agreement and has remained unpaid when due.

The maximum aggregate liability of the Guarantor hereunder shall be USD 100 million.

Any reference to the Agreement herein notwithstanding, the Guarantor understands and acknowledges that its obligations hereunder are its absolute and independent obligations as a primary obligor, and that such obligations are in particular not dependent in any way on the validity or enforceability of and are not subject to any defence or excuse otherwise available under the Agreement and that this Guarantee thereby constitutes, and is intended by the parties hereto to consitute, a non accessory undertaking ("nichtakzessorische Verpflichtung") within the meaning of Art. 111 of the Swiss Code of Obligations ("CO").

This Guarantee is of a continuing nature, allows for several drawings subject to the maximum amount specified here above, and shall not be discharged by any intermediate payment, but shall be terminated only on the earlier of (i) the full and indefeasible discharge of all obligations and liabilities under the Agreement, (ii) the full and indefeasible payment in the aggregate amount of the maximum liability of the Guarantor hereunder or (iii) the release of this Guarantee by the Agent on behalf of the Guaranteed Parties.

This Guarantee shall be without prejudice to and may be drawn under irrespective of any other security granted to the Guaranteed Parties in respect of the Agreement.

This Guarantee shall be governed by Swiss law. All disputes arising out of or in connection with this Guarantee shall be resolved by the ordinary courts of the Canton of Vaud, place of jurisdiction being Lausanne.



The Guarantor:



Logitech International SA



Acknowledged and agreed:


The Agent (on its behalf and on behalf of the Guaranteed Parties)



Credit Suisse